                                                                EXHIBIT 10.12


                        REVOLVING CREDIT LOAN AGREEMENT


                                  BY AND AMONG



                              FC PROPERTIES, LTD.
                                  AS BORROWER,



                                      AND



                       NOMURA ASSET CAPITAL CORPORATION,
                                   AS LENDER.





                                  $100,000,000





                           DATED AS OF MARCH 20, 1998





                      PREPARED BY HAYNES AND BOONE, L.L.P.

                               TABLE OF CONTENTS

SECTION 1        DEFINITION OF TERMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.01.   Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.02.   Other Definitional Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

SECTION 2        THE REVOLVING CREDIT LOANS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         2.01.   Revolving Loan Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         2.02.   Manner of Advance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         2.03.   Interest Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

SECTION 3        NOTE AND NOTE PAYMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         3.01.   Revolving Credit Note  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         3.02.   Principal Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         3.03.   Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         3.04.   Interest Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         3.05.   Calculation of Interest Rates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         3.06.   Lockbox Account; Distributions of Net Collections;
                 Distributions of Excess Cash Flow  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         3.07.   Manner and Application of Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         3.08.   Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         3.09.   Reserve Funds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

SECTION 4        SPECIAL PROVISIONS FOR LIBOR RATE ADVANCES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         4.01.   Inadequacy of LIBOR Rate Loan Pricing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         4.02.   Illegality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         4.03.   Duration of Alternative Rate Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         4.04.   Increased Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

SECTION 5        REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         5.01.   Organization and Good Standing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         5.02.   Authorization and Power  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         5.03.   No Conflicts or Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         5.04.   Enforceable Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         5.05.   No Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         5.06.   Financial Condition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         5.07.   Full Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         5.08.   No Default; Potential Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         5.09.   Material Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         5.10.   No Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         5.11.   Burdensome Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         5.12.   Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         5.13.   Principal Office, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         5.14.   ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         5.15.   Compliance with Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         5.16.   Government Regulation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         5.17.   No Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         5.18.   Solvency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         5.19.   Ownership of Borrower, Servicer and REO Affiliate  . . . . . . . . . . . . . . . . . . . . . . . . .  22
         5.20.   Service of Process . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         5.21.   Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         5.22.   Survival of Representations, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

SECTION 6        CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         6.01.   Initial Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         6.02.   All Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

SECTION 7        AFFIRMATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         7.01.   Financial Statements, Reports and Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         7.02.   Additional Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         7.03.   Payment of Taxes, Impositions and Other Indebtedness . . . . . . . . . . . . . . . . . . . . . . . .  27
         7.04.   Filings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         7.05    Maintenance of Existence and Rights; Conduct of Business . . . . . . . . . . . . . . . . . . . . . .  27
         7.06.   Notice of Default; Notice of Collateral Impairment Event . . . . . . . . . . . . . . . . . . . . . .  27
         7.07.   Other Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         7.08.   Compliance with Loan Papers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         7.09.   Compliance with Material Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         7.10.   Operations and Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         7.11.   Books and Records; Access  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         7.12.   Compliance with Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         7.13.   Authorizations and Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         7.14.   Experienced Management . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         7.15.   Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         7.16.   Collection Efforts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         7.17.   Management . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         7.18.   Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         7.20.   Ancillary Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         7.21.   General Indemnity; Environmental Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

SECTION 8        NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         8.01.   Limitation on Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         8.02.   Negative Pledge  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         8.03.   Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         8.04.   Limitation on Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         8.05.   Alteration of Material Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         8.06.   Certain Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         8.07.   Issuance of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         8.08.   Limitation on Sale of Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         8.09.   Name, Fiscal Year and Accounting Method  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         8.10.   Liquidation, Mergers, Consolidations and Dispositions of Substantial Assets  . . . . . . . . . . . .  31
         8.11.   Lines of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         8.12.   No Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         8.13.   Purchase of Substantial Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         8.14.   New Places of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         8.15.   Fictitious Names . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         8.16.   Margin Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         8.17.   Compliance with Environmental Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         8.18.   Disposition of Collateral Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         8.19.   Modification of Ancillary Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         8.20.   Certain Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

SECTION 9        COLLATERAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         9.01.   Security . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         9.02.   Lien on REO Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         9.03.   Assignment of Liens; Mortgages.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         9.04.   Insurance of Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         9.05.   Delivery of Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         9.06.   Possession of Collateral Loan Documents; Sale of Collateral  . . . . . . . . . . . . . . . . . . . .  35
         9.07.   Power of Attorney  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

         9.08.   Appointment of Collateral Custodian  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         9.09.   Releases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

SECTION 10       EVENTS OF DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         10.01.  Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         10.02.  Remedies Upon Event of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         10.03.  Performance by Lender  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

SECTION 11       SECURITIZATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         11.01   Option.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         11.02   Borrower Cooperation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         11.03   Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         11.04   Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

SECTION 12       MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         12.01.  Modification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         12.02.  Accounting Terms and Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         12.03.  Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         12.04.  Payment of Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         12.05.  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         12.06.  Choice of Law; Submission to Jurisdiction; Waiver of Jury Trial  . . . . . . . . . . . . . . . . . .  40
         12.07.  Invalid Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         12.08.  Maximum Interest Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         12.09.  Offset . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         12.10.  Multiple Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         12.11.  Entirety . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         12.12.  Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         12.13.  Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         12.14.  Successors and Assigns; Participations by the Lenders  . . . . . . . . . . . . . . . . . . . . . . .  41
         12.15.  Senior Debt; Borrower Subordination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         12.16.  No Third Party Beneficiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         12.17.  Oral Agreements Ineffective  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43


                             SCHEDULES AND EXHIBITS

Exhibit A        -        Form of Note
Exhibit B        -        Discount Factors
Exhibit C        -        Permitted Liens
Exhibit D        -        Borrowing Request
Exhibit E        -        Affiliate Loan Agreements

Schedule 5.09    Material Agreements
Schedule 5.10    Litigation
Schedule 7.16    Locations of Books and Records

                        REVOLVING CREDIT LOAN AGREEMENT


         This Revolving Credit Loan Agreement (the "AGREEMENT") is entered into as of this 20th day of March, 1998, by and among FC PROPERTIES, LTD., a Texas limited partnership, ("BORROWER") and NOMURA ASSET CAPITAL CORPORATION, a Delaware corporation ("LENDER").

                                   RECITALS:

          Borrower has requested that Lender provide it with a secured loan facility to be used by Borrower to finance owned Asset Portfolios and acquisitions of Asset Portfolios and Lender is willing to provide such a facility to Borrower, upon the terms and subject to the conditions hereinafter set forth. Accordingly, in consideration of the mutual promises herein contained and for other valuable consideration, the parties hereto do hereby agree as follows:

                                   SECTION 1

                              DEFINITION OF TERMS

         1.01. Defined Terms. For purposes of this Agreement, unless the context otherwise requires the following terms shall have the respective meanings assigned to them below or in the Section referred to therein.

         "ACCOUNT DEBTOR" means, collectively, the "borrower" and each other obligor, guarantor, or other liable party under a Collateral Loan.

         "ADVANCE":  Section 2.01(a).

         "ADVANCE PERCENTAGE" means, with respect to any Asset Portfolio, the percentage obtained by dividing (a) the amount of the Advance funded by Lender to finance such Asset Portfolio by (b) the aggregate Net Present Values of the Assets constituting such Asset Portfolio or, if an Advance is made hereunder to acquire an Asset Portfolio, the Net Purchase Price for such Asset Portfolio.

         "ADVANCE RATIO" means, as of any date of calculation, a ratio determined by dividing (a) the aggregate amount of all Advances hereunder by
(b) the sum of (i) the aggregate Net Purchase Prices for all Asset Portfolios acquired with such Advances plus (ii) the aggregate Net Present Values for all Owned Asset Portfolios as of the date of the Advance with respect to each Owned Asset Portfolio.

         "AFFILIATE" means, as to any Person, any Subsidiary of such Person, or any Person which, directly or indirectly, controls, is controlled by, or is under common control with such Person. For the purposes of this definition, "control," means the possession of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "AFFILIATE LOAN AGREEMENTS" means those certain Loan Agreements referenced on Exhibit "E", attached hereto, each entered into by and between Lender and an Affiliate of Borrower.

         "AFFILIATE LOAN BALANCE" means the aggregate outstanding balance of all loans, including all accrued and unpaid interest thereon, extended pursuant to the Affiliate Loan Agreements.

         "AGREEMENT" means this revolving credit loan agreement, as it may be amended, renewed, or extended from time to time.

         "ALLOCATED PURCHASE PRICE" means for each Asset in an Asset Portfolio (including each REO Property owned by Borrower or an REO Affiliate) the amounts set forth for each such Asset in the Borrowing

Request submitted in connection with the Advance used to finance such Asset Portfolio and agreed to by Borrower and Lender.

         "ALLONGE" shall mean an endorsement on a separate sheet of paper accompanying a promissory note and signed by the Borrower, endorsing the note to the Lender or in blank.

         "ALTERNATIVE RATE ADVANCES": Section 4.01.

         "APPLICABLE ENVIRONMENTAL LAWS": Section 7.21(b).

         "APPROVED BUDGET": Section 7.01(f).

         "ASSET" means each individual loan, REO Note, or property comprising an Asset Portfolio.

         "ASSET FILE" means all Collateral Loans and Collateral Loan Documents assigned to Lender as Collateral for the Obligation, together with all other documents relating to such Asset to be delivered to the Collateral Custodian, the Servicer, or Borrower.

         "ASSET PORTFOLIO REPORT" means a report, in form and substance reasonably acceptable to Lender, showing various information concerning each Asset Portfolio and each Asset included therein, as of the end of the month preceding delivery of such report, including without limitation, monthly Net Collections, the outstanding balances of each Collateral Loan, the Net Present Value of each Asset, settlement information, default status, a calculation showing the Advance Ratio and the NPV Ratio for each Asset Portfolio and reflecting that a Collateral Impairment Event has not occurred, and such other information as the Lender may otherwise request, including any additional information in the asset status reports routinely prepared by Borrower related to such Assets.

         "ASSET PORTFOLIOS" means one or more pools of:

                 (a) performing, non-performing, or under-performing consumer, residential, or commercial loans, and/or

                 (b) real estate or other assets, including judgments, acquired in connection with the collection, foreclosure, restructure, or settlement of non-performing or under-performing loans, together with all documents, instruments, certificates, and other information related thereto.

         "ASSET THRESHOLD AMOUNT" means, for each Asset Portfolio, the amount set forth in the relevant Borrowing Request and approved by Lender.

         "ASSIGNMENT AND ACCEPTANCE": Section 12.14(c).

         "AUTHORIZED OFFICER" means any of the Chairman, President, Vice President, Chief Financial Officer, Treasurer, or Assistant Treasurer of any General Partner, authorized by the Board of Directors of such General Partner to execute the Loan Papers and to borrow hereunder, on behalf of Borrower and each REO Affiliate, as applicable.

         "BORROWER" means FC Properties, Ltd., a Texas limited partnership.

         "BORROWING REQUEST" means a written request for an Advance, substantially in the form attached hereto as Exhibit "D", which shall (a) specify (i) the date of such Advance, which shall be a Business Day, (ii) the aggregate amount of such Advance, (iii) a complete description of the Asset Portfolio to be acquired with, or financed with, the proceeds of the Advance, including the net present value of the Original Estimated Value of such Asset Portfolio and the Allocated Purchase Price for each Asset a part thereof and
(iv) such other information as may be requested by Lender from time to time; and (b) contain a certification of an

Authorized Officer as of the date of such Advance certifying as to the matters set forth in Section 6.02 and certain other matters. Each Borrowing Request shall be irrevocable and binding on Borrower.

         "BUSINESS DAY" means a day on which Lender is open for business in New York, New York, national banks are not closed in Dallas, Texas and which is a day for trading by and between banks for dollar deposits in the London interbank market.

         "CAPITALIZED LEASE OBLIGATIONS" means the amount of the obligations of Borrower under Financing Leases which would be shown as a liability on a balance sheet of Borrower, prepared in accordance with Generally Accepted Accounting Principles.

         "COLLATERAL" means at any time all Assets and all property then subject to any Security Agreement in favor of Lender, securing the Obligation, including, without limitation, all Collateral Loan Documents and accounts and the proceeds thereof and all the rights and remedies of Borrower or any REO Affiliate under any Sale Agreement.

         "COLLATERAL ASSIGNMENT" means an Assignment of Notes and Liens, and collectively, all Assignments of Notes and Liens, executed by Borrower in favor of Lender, as security for the Obligation, each of which Collateral Assignment is intended to cover all of the Collateral Loans being a part of an Asset Portfolio and all renewals, modifications, amendments, supplements, and restatements thereof, which collateral assignment shall be in the form and substance acceptable to Lender and which Collateral Assignments shall be duly signed and notarized in accordance with applicable state law and in proper form for recording, in order to confirm and perfect Lender's Liens in the Collateral.

         "COLLATERAL CUSTODIAN" means Fleet Bank, N.A., a national banking association, or its successor or other Person agreed upon by Borrower and Lender.

         "COLLATERAL IMPAIRMENT EVENT" means as of any date of calculation, that the NPV Ratio exceeds the Advance Ratio.

         "COLLATERAL LOAN" means each loan included in any Asset Portfolio financed under this Agreement and which has not been disposed of by Borrower and each loan evidenced by an REO Note and each and every other loan (or interest therein) now or at any time hereafter owned by Borrower .

         "COLLATERAL LOAN DOCUMENTS" means all promissory notes evidencing Collateral Loans (including all REO Notes), all mortgages, deeds of trust, and other documents securing Collateral Loans (including all REO Security Documents) and all loan agreements and other documents executed by Account Debtors in connection with Collateral Loans including, without limitation, the documents listed in Section 9.05 herein.

         "COMPLIANCE LETTER" means a letter from KPMG Peat Marwick LLP, or other independent public accountants of recognized national standing selected by Borrower and satisfactory to Lender, stating that (a) such firm has reviewed the calculation of the then current Advance Ratio and NPV Ratio, (b) such calculations are accurate and comply with the requirements of this Agreement, and (c) no Collateral Impairment Event exists, and containing such other information Lender may reasonably request.

         "CUSTODIAL AGREEMENT" means the Custodial Agreement in form approved by Lender by and between the Collateral Custodian, Borrower, Servicer, and Lender whereby Custodian agrees to act as bailee for the documents evidencing certain of the Collateral Loans, as such Custodial Agreement may be amended or supplemented from time to time, together with any replacement or substitution therefor.

         "DEFAULT RATE" means a rate per annum equal to the rate which is four percent 4% in excess of the rate then borne by the most recent Advance.

         "DEFERRED INTEREST": Section 3.04.

         "DISCRETIONARY PERIOD": Section 2.01.

         "DOLLARS" and the "$" symbol shall refer to lawful currency of the United States of America.

         "DUE DILIGENCE REPORTS" means the various written reports, information, and other materials that Borrower prepared or assembled containing descriptions and evaluations of the Collateral Loans and Mortgaged Properties included in a particular Asset Portfolio, and Borrower's assessments and projections regarding same, or other information regarding such Assets, including copies of purchase agreements, copies of any appraisals or environmental site assessments, and the due diligence reports for each such Asset Portfolio summarizing Borrower's due diligence regarding such Assets and any Mortgaged Properties.

         "EFFECTIVE DATE" means any Business Day designated by Borrower in a Borrowing Request as the date such Advance is made.

         "ENVIRONMENTAL SITE ASSESSMENT" shall mean an environmental site assessment report conforming to the standards for Phase I Environmental Site Assessments in ASTM Standard Procedures for Environmental Site Assessments, E 1527-93 or other standards reasonable satisfactory to Lender (either of which is herein called the "ACCEPTABLE STANDARDS"), which is in all respects satisfactory to Lender and which has been prepared by a qualified environmental firm reasonably satisfactory to Lender or, if applicable, other persons allowed under the Acceptable Standards (a) indicating that, on the basis of an investigation conducted in accordance with the Acceptable Standards, (i) the firm found no Hazardous Substance present on or in the property that is the subject of its report at levels that require reporting or remediation, or both, pursuant to any Applicable Environmental Laws that are applicable to such property ("PROHIBITED HAZARDOUS SUBSTANCES"), (ii) it did not learn of any conditions on or in the land adjacent to the property that is the subject of its report that would cause it to believe that there might be Prohibited Hazardous Substances present on or in the property that is the subject of its report, and (iii) no notice of violation of any of the Applicable Environmental Laws, or other claim or order issued pursuant to any of the Applicable Environmental Laws, has been duly filed against such property by any governmental authority; or (b) if any Prohibited Hazardous Substance is present on such property or if any such notice of violation, claim, or order has been filed, providing evidence satisfactory to Lender as to the extent and nature of the environmental problem caused thereby and the likely costs and duration of any recommended remediation. Notwithstanding anything to the contrary above the Acceptable Standards for conducting an Environmental Site Assessment for a single family residence or multifamily residential property with four (4) or less units ("Residential 1-4's") shall, absent any known, suspected or observable environmental risks (other than the potential presence of radon, lead paint and/or asbestos containing materials), not require the Borrower to obtain an Environmental Site Assessment which conforms to the ASTM Standard Procedures for Environmental Site Assessments, E 1527- 93. Unless a known, suspected, or observable environmental risk exists, the Acceptable Standards for Residential 1-4's shall be complied with by the Borrower's preparing, or causing the Servicer to prepare or direct the preparation of, a preliminary environmental evaluation using a standard evaluation form.

         "EQUITY CONTRIBUTION" means, with respect to the acquisition of an Asset Portfolio, an amount equal to the product of (a) the Net Purchase Price for such Asset Portfolio, multiplied by (b) a percentage equal to one hundred percent (100%) less the Advance Percentage for such Asset Portfolio.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all regulations issued pursuant thereto.

         "EVENT OF DEFAULT": Section 10.01.

         "EXCESS CASH FLOW": Section 3.06(c).

         "FINANCING LEASE" means any lease of property which would be capitalized on a balance sheet of Borrower or a Subsidiary prepared in accordance with Generally Accepted Accounting Principles.

         "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" means those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof and which are consistently applied for all periods after the date hereof so as to properly reflect the financial condition, and the results of operations and changes in financial position, of Borrower, except that any accounting principle or practice required to be changed by the said Accounting Principles Board or Financial Accounting Standards Board (or other appropriate board or committee of the said Boards) in order to continue as a generally accepted accounting principle or practice may so be changed.

         "GENERAL PARTNERS": Section 5.19.

         "GOVERNMENTAL AUTHORITY" means any government (or any political subdivision or jurisdiction thereof), court, bureau, agency, or other governmental authority having jurisdiction over Borrower or any REO Affiliate or any of its business, operations, or properties.

         "GUARANTORS" means Properties One, Properties Three, Properties Five, and Properties Six, and any other Affiliate or Subsidiary which may be at any time, or from time to time, an REO Affiliate hereunder.

         "GUARANTY" means any contract, agreement, or understanding by which Borrower or any REO Affiliate assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, the obligation of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person or otherwise insures any creditor of such other Person against loss, and shall include, without limitation, the contingent liability of Borrower under any letter of credit or similar document or instrument.

         "HAZARDOUS SUBSTANCE": Section 7.21(b).

         "IMPOSITIONS" means all real estate and personal property taxes; charges for any easement, license or agreement maintained for the benefit of any of the real property of Borrower or any REO Affiliate, or any part thereof; and all other taxes, charges, and assessments and any interest, costs, or penalties with respect thereto, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever, which at any time prior to or after the execution hereof may be assessed, levied, or imposed upon any of the real property of Borrower or any REO Affiliate, or any part thereof, or the ownership, use, sale, occupancy, or enjoyment thereof, in each case which, if not timely paid or otherwise discharged, would materially and adversely affect (a) such ownership, use, sale, occupancy, or enjoyment, (b) the financial condition of Borrower, or any REO Affiliate or (c) Lender's Lien on any such property.

         "INDEBTEDNESS" means, with respect to any Person, all indebtedness, obligations, and liabilities of such Person, including without limitation: (a) all "liabilities" which would be reflected on a balance sheet of such Person, prepared in accordance with Generally Accepted Accounting Principles; (b) all obligations of such Person in respect of any Guaranty; and (c) all obligations of such Person in respect of any Capital Lease.

         "INDEMNIFIED LIABILITIES": Section 7.21(a).

         "INDEMNIFIED PARTIES": Section 7.21(a).

         "INITIAL ADVANCE": Section 2.01.

         "INITIAL ADVANCE DATE" means March 20, 1998.

         "INITIAL COMMITMENT" means $25,158,949.90.

         "INTEREST DETERMINATION DATE" means the day the LIBOR Rate is redetermined for all Advances and shall be the first Business Day of each Month.

         "INTEREST PAYMENT DATE": Section 3.04.

         "INVESTMENT" in any Person means any investment, whether by means of share purchase, loan, advance, extension of credit, capital contribution, or otherwise, in or to such Person, the guaranty of any Indebtedness of such Person, or the subordination of any claim against such Person to other Indebtedness of such Person.

         "LEASE-UP EXPENSES" means as to any REO Property, (i) all reasonable and customary leasing commissions, (ii) all reasonable tenant improvement costs actually paid by Borrower or any REO Affiliate in question with respect to the leasing of space in such REO Property pursuant to a written lease and (iii) all capital expenditures actually paid by Borrower or any REO Affiliate in question with respect to other improvements to such REO Property, provided that such capital expenditures are expended in accordance with a budget for such REO Property which has been approved in writing by Lender; all as evidenced by invoices and such other back-up information as Lender may require.

         "LENDER" means Nomura Asset Capital Corporation.

         "LIBOR RATE" shall mean, with respect to any Advance hereunder, the rate of interest determined by Lender at which deposits in dollars for a one-month period are offered based on information presented on the Telerate Screen as of 11:00 A.M. (London time) on the day which is two (2) Business Days prior to the Effective Date of such Advance; provided, that if at least two such offered rates appear on the Telerate Screen in respect of such one-month period, the arithmetic mean of all such rates (as determined by Lender) will be the rate used; provided, further, that if Telerate ceases to provide LIBOR quotations, such rate shall be the average rate of interest determined by Lender at which deposits in Dollars are offered for a one-month period by Citibank, N.A. (or its successor) to Lender in the London interbank market as of 11:00 A.M. (London time) on the applicable Effective Date. The LIBOR Rate for each Advance shall be initially established as of the Effective Date of such Advance and such Advance shall bear interest at such rate through the date preceding the next succeeding Interest Determination Date. On such Interest Determination Date, and on each Interest Determination Date thereafter, the LIBOR Rate shall be recalculated as of such Interest Determination Date as provided above and the Advance shall bear interest at such LIBOR Rate from such Interest Determination Date through the day preceding the next succeeding Interest Determination Date.

         "LIBOR RATE ADVANCE" shall mean any principal amount under a Note with respect to which the interest rate is calculated by reference to the LIBOR Rate.

         "LIEN" means any lien, mortgage, security interest, tax lien, pledge, encumbrance, conditional sale, or title retention arrangement, or any other interest in property designed to secure the repayment of Indebtedness, whether arising by agreement or under any statute or law, or otherwise.

         "LOAN PAPERS" means this Agreement, the Note, each Guaranty executed by an REO Affiliate, the Mortgages, the Collateral Assignments and Allonges for each Collateral Loan, the Lockbox Agreement, the Custodial Agreement, the Security Agreements, the Power of Attorney, the Servicing Agreement (including any renewals, extensions and refundings thereof of all such documents and agreements), and any agreements, certificates or documents, including UCC-1 financing statements (and with respect to this Agreement, and such other agreements and documents, any amendments or supplements thereto or modifications thereof) executed or delivered pursuant to the terms of this Agreement.

         "LOCKBOX" means a post office box, or, collectively, post office boxes, established by Borrower and Lockbox Bank pursuant to the provisions of
Section 3.06 and the Lockbox Agreement for the receipt of payments from an Asset Portfolio.

         "LOCKBOX ACCOUNT(S)" means a segregated cash collateral account or accounts maintained with Lockbox Bank and styled "FC Properties, Ltd. Lockbox Account for the benefit and under the control of Nomura Asset Capital Corporation, as Lender", which account shall be (a) subject to the provisions of Section 3.06, and (b) pledged and assigned to Lender as additional security for the payment, performance and observance of the Obligations.

         "LOCKBOX AGREEMENT" means a Lockbox Agreement, executed by and among Borrower, Lender, Servicer, and Lockbox Bank, in form and substance acceptable to Lender, and all amendments, modifications, and replacements thereof.

         "LOCKBOX BANK" means NationsBank of Texas, Inc., a national banking association and its successors, in its capacity as a Lockbox Bank under the Lockbox Agreement or any other national banking association approved by Lender and party to a lockbox agreement substantially similar to the Lockbox Agreement. Lender has approved Fleet Bank, N.A., and/or its Affiliates as a Lockbox Bank.

         "LOST NOTE AFFIDAVIT": Section 6.02(g).

         "MATERIAL ADVERSE EFFECT" means any circumstance or event which (a) could have any adverse effect whatsoever upon the validity, performance or enforceability of any Loan Papers, (b) is or might be material and adverse to the financial condition or business operations of Borrower, or (c) could impair the ability of Borrower to fulfill its obligations under the Loan Papers.

         "MATURITY DATE" means the earlier of: (a) the day on which Borrower satisfies in full all of its obligations hereunder and Lender so acknowledges in writing or (b) June 21, 1999, or such later date as may be agreed upon by Borrower and Lender pursuant to Section 2.01(b) herein.

         "MAXIMUM ADVANCE AMOUNT" means with regard to any Asset Portfolio, an amount requested by Borrower in a Borrowing Request; provided that such amount shall be in an amount not more than seventy percent (70%) of (a) in the case of an Owned Asset Portfolio, the sum of the Net Present Values of the Assets contained in such Asset Portfolio and (b) in the case of an Asset Portfolio being acquired, the Net Purchase Price for such Asset Portfolio.

         "MAXIMUM RATE" means, on any day, the highest nonusurious rate of interest (if any) permitted by applicable law on such day.

         "MINIMUM RELEASE PRICE" means, with respect to any Asset having an Allocated Purchase Price of greater than the Asset Threshold Amount, as of any date of calculation, the greater of (a) the Allocated Purchase Price for such Asset minus the aggregate Net Collections attributable to date for such Asset or (b) ninety percent (90%) of the Net Present Value of such Asset; provided, however, that the Minimum Release Price (i) for any Tract for which Borrower has established a separate Net Present Value shall be ninety percent (90%) of such Net Present Value, and (ii) for each other Tract shall be calculated as the product of (a) the Minimum Release Price for the Asset multiplied by (b) a percentage obtained by dividing either (A) the acreage or number of lots of the Tract to be released by (B) the total acreage or number of lots of the applicable Mortgaged Property. The Minimum Release Price for any Asset having an Allocated Purchase Price of less than the Asset Threshold Amount for such Asset Portfolio will be zero.

         "MORTGAGE" means any deed of trust or mortgage, (duly acknowledged and in recordable form) covering a Mortgaged Property executed by Borrower or an REO Affiliate, as appropriate, granted to Lender to secure repayment of the Obligation substantially in the form approved by Lender, and all renewals, extensions, modifications, amendments, or supplements thereto, and all mortgages or deeds of trust given in renewal, extension, modification, restatement, or replacement thereof.

         "MORTGAGED PROPERTY OR MORTGAGED PROPERTIES" means any and all lots or parcels of land which Borrower or any REO Affiliate owns on the Closing Date or which it may hereafter acquire as part of an Asset Portfolio or any Underlying Real Estate which Borrower or any REO Affiliate may hereafter own as a result of a foreclosure or deed-in-lieu of foreclosure or otherwise, and improvements, fixtures, and personal property located thereon and all other property referenced in and subject to the Mortgages. The Mortgaged Property is intended to include all of the above-described real property whether or not a Mortgage is actually granted or filed.

         "NET COLLECTION PROCEEDS" means, with respect to the settlement of an Asset, all collection proceeds received by Borrower in connection with such settlement, less all reasonable and customary collection costs actually paid to unrelated third parties in connection with such settlement.

         "NET COLLECTIONS" for any calendar month means an amount equal to (a) any and all cash proceeds received by Borrower, each REO Affiliate, or the Servicer with respect to Borrower's ownership, management, and disposition of any and all Assets in any Asset Portfolio, including, without limitation, (i) all interest, principal, and other payments on Collateral Loans from any source, (ii) all Net Operating Income from REO Properties, (iii) loan settlement payments, any restructure or commitment or other loan fees, payments on any judgments or settlement of litigation with respect to Collateral Loans,
(iv) Net Sales Proceeds from the sale of REO Properties, Collateral Loans, Mortgaged Property, and other items of Collateral, (v) income from any Mortgaged Property, (vi) all insurance proceeds and condemnation proceeds,
(vii) all payments received by Borrower from any seller of an Asset Portfolio pursuant to the applicable Sale Agreement, including all proceeds of Assets "put back" to such seller, and (viii) all interest, dividends, and other earnings directly or indirectly paid to Borrower on funds, accounts, and investments of Borrower, but excluding any escrow deposits paid to Borrower for tax or insurance escrows under the Collateral Loans. Notwithstanding anything to the contrary contained in this Agreement, all Net Operating Income from any REO Property with respect to any calender month shall not be deemed to be a part of Net Collections received by Borrower until the first to occur of (i) the payment of such Net Operating Income by the respective Property Manager to Borrower, the REO Affiliate in question or the Servicer, or (ii) the fifteenth
(15th) day of the next following calendar month.

         "NET OPERATING INCOME" shall mean, with respect to each REO Property, for each Interest Period, the excess of (a) all of Borrower's or the REO Affiliate's cash receipts related to such REO Property (including all rents and other revenues but excluding security deposits) over (b) all reasonable and customary expenses actually paid during such period which, in accordance with Generally Accepted Accounting Principles, would be classified as operating expenses for a property similar to such REO Property (including utility-related expenses, taxes, insurance expenses, repair and maintenance expenses, and janitorial and property-management fees actually paid by Borrower or the REO Affiliate to an unrelated third party) and all Lease-Up Expenses paid for such REO Property during such period.

         "NET PRESENT VALUE" means, with respect to any Asset or Tract as of any day of calculation, the Projected Net Collections for such Asset or Tract discounted on a monthly basis to arrive at a current time value of all such Net Collections utilizing the appropriate discount factor for such Asset or Tract as set forth in Exhibit "B" attached hereto as such Exhibit "B" may be modified from time to time.

         "NET PURCHASE PRICE" means the actual purchase price paid by Borrower for an Asset Portfolio, excluding any costs or adjustments for legal fees, travel, due diligence expenses, or other "soft" costs.

         "NET SALES PROCEEDS" means, with respect to the sale of any REO Property, Collateral Loan, or other Collateral, the gross proceeds received from such sale, less the reasonable and customary closing costs actually paid to unrelated third parties.

         "NOTE" means the Revolving Credit Note executed by Borrower and delivered pursuant to the terms of this Agreement, together with any renewals, extensions, or modifications thereof.

         "NPV RATIO" means a percentage determined by dividing (a) the outstanding principal balance, as of any date of calculation, of all Advances hereunder by (b) the current Net Present Value, provided, however, that the Net Present Value of any Asset held by Lender as collateral hereunder for more than 270 days shall be zero as of any such date of calculation, of all Assets constituting Collateral as of such calculation date.

         "OBLIGATION" means all present and future indebtedness, obligations, and liabilities of Borrower to Lender, and all renewals and extensions thereof, or any part thereof, arising pursuant to the Loans and this Agreement or represented by the Note, and all interest accruing thereon, and attorneys' fees incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, joint, several, or joint and several; together with all indebtedness, obligations, and liabilities of Borrower to Lender evidenced or arising pursuant to any of the other Loan Papers, and all renewals and extensions thereof, or part thereof.

         "OPERATING RESERVE ACCOUNT" means, with respect to each Asset Portfolio, an interest bearing checking account established by Borrower with Lockbox Bank, which account shall be (a) funded and disbursed in accordance with Section 3.06(b)(vii) and Section 3.09 of this Agreement and (b) pledged and assigned to Lender, for the benefit of Lender, as additional security for the payment, performance, and observance of the Obligations. Funds on deposit in the Operating Reserve Account may only be invested in Temporary Cash Investments.

         "ORIGINAL ESTIMATED VALUE" means Borrower's estimate of the gross proceeds reasonably expected by Borrower to be realized by Borrower from each Collateral Loan and each other Asset contained in an Asset Portfolio (including Mortgaged Property) set forth on a Schedule attached to the Borrowing Request submitted by Borrower in connection with the acquisition of the Asset Portfolio. The Original Estimated Value is Borrower's best estimate of the value of such Collateral Loan or other Asset derived after applying Borrower's ordinary and customary underwriting standards to such Asset Portfolio.

         "OTHER TAXES":  Section 3.08(b).

         "OWNED ASSET PORTFOLIO" means an Asset Portfolio financed hereunder, the Assets of which are owned by the Borrower prior to the time of the related Advance.

         "PERMITTED LEASE-UP EXPENSES" means all Lease-Up Expenses with respect to any REO Property which do not exceed, in the aggregate and on a cumulative basis, the lesser of (a) $100,000 or (b) ten percent (10%) of the Allocated Purchase Price of the REO Property in question, or such other limit as may be agreed to in writing by Lender.

         "PERMITTED LIENS" means: (a) Liens (if any) granted to the Lender for the benefit of the Lender to secure Borrower's Obligation hereunder or the obligations of an REO Affiliate under its Guaranty in favor of Lender; (b) Liens described on Exhibit C attached hereto; (c) pledges or deposits made to secure payment of Worker's Compensation (or to participate in any fund in connection with Worker's Compensation), unemployment insurance, pensions or social security programs; (d) Liens imposed by mandatory provisions of law such as for materialmen's, mechanics, warehousemen's, and other like Liens arising in the ordinary course of business, securing Indebtedness whose payment is not yet due; (e) Liens for taxes, assessments, and governmental charges or levies imposed upon a Person or upon such Person's income or profits or property, if the same are not yet due and payable, if the same are being contested in good faith and as to which adequate reserves have been provided or if the same are otherwise permitted by Section 7.03 hereunder; (f) good faith deposits in connection with tenders, leases, real estate bids or contracts (other than contracts involving the Advance of money), pledges or deposits to secure public or statutory obligations, deposits to secure (or in lieu of) surety, stay, appeal or customs bonds, and deposits to secure the payment of taxes, assessments, customs duties, or other similar charges; (g) encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, provided that such do not impair the use of such property for the uses intended, and none of which is violated by existing or proposed structures or land use; (h) exceptions affecting title which are shown in an attorney's title opinion or in a Title Policy included in Borrower's files or are described with respect to a particular Collateral Loan, Mortgaged Property or parcel of the Underlying Real Estate in the due diligence reports; (i) Permitted Prior Liens; or (j) any Liens securing any subordinated indebtedness of Borrower permitted hereunder.

         "PERMITTED PRIOR LIENS" means Liens upon any Asset (including any REO Property and Underlying Real Estate) securing payment of a Collateral Loan existing on the date the Collateral Loan was purchased by Borrower, only to the extent that such prior Liens are disclosed by Borrower to Lender in the Borrowing Request.

         "PERSON" shall include an individual, a corporation, a joint venture, a partnership, a trust, an unincorporated organization, or a government or any agency or political subdivision thereof.

         "PLAN" means an employee benefit plan or other plan maintained by Borrower for employees of Borrower and/or its Subsidiaries and covered by Title IV of ERISA, or subject to the minimum funding standards under Section 412 of the Internal Revenue Code of 1954, as amended.

         "PLEDGE OF ACCOUNTS" means the Security Agreement, Assignment of Deposits and Money Market Instruments in form and substance acceptable to Lender, executed by Borrower in favor of Lender.

         "POOL COLLATERAL IMPAIRMENT EVENT" means as of any date of calculation, with respect to any specific Asset Portfolio, that the percentage obtained by dividing (i) the outstanding principal balance of the Advance made to acquire or finance such Asset Portfolio, including all outstanding Deferred Interest on such Advance, by (ii) the Net Present Value of the Assets remaining in such Asset Portfolio, exceeds the Advance Percentage of such Asset Portfolio.

         "POTENTIAL DEFAULT" means an event or condition which but for the lapse of time or the giving of notice, or both, would constitute a Event of Default.

         "PROJECTED NET COLLECTIONS" means the Net Collections which Borrower and Servicer reasonably expect to receive from an Asset Portfolio which has been determined in a manner consistent with Borrower's and Servicer's past practices taking into consideration Borrower's and Servicer's historical performance in collecting assets similar to the Collateral.

         "PROPERTY ACCOUNT" means the demand deposit bank account established by a Property Manager, upon the direction of Servicer, in connection with the operation and management of an REO Property.

         "PROPERTY MANAGER" means any Person hired by Servicer to manage an REO Property.

         "PROTECTIVE ADVANCE" shall mean a payment of expenses by Borrower, Servicer, or any Property Manager which in the reasonable determination of Borrower, Servicer, or any Property Manager shall be necessary to maintain the value of any asset securing payment of a Collateral Loan (such expenses shall include, without limitation, Permitted Lease-Up Expenses, ad valorem taxes, environmental assessments or inspections, environmental remediation expenses, insurance expenses, security, deferred maintenance, litigation expenses, expenses to enforce remedies, and payments on Permitted Liens).

         "RCRA": Section 7.21(b).

         "REGISTER": Section 12.14(d).

         "REGULATORY CHANGE" means the adoption of any applicable law, rule or regulation, of any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any Governmental Authority charged with the administration thereof.

         "RELEASED ASSET" shall mean any Collateral, any REO Property, or any Mortgaged Property or other real property which after the Closing Date is sold, transferred, reconveyed to a seller under a sale agreement, or otherwise disposed of by Borrower or an REO Affiliate (whether in the ordinary course of business or through foreclosure, condemnation or otherwise) to an unrelated third party or returned to a seller pursuant to and in accordance with the related sale agreement.

         "RELEASE PRICE" means, with respect to each Asset, an amount equal to the greater of (a) the Net Sales Proceeds or Net Collection Proceeds received by Borrower in connection with such Asset or (b) the Minimum Release Price for such Asset.

         "RENTALS" of any Person means, as of any date, the aggregate amount of the obligations and liabilities (including future obligations and liabilities not yet due and payable) of such Person to make payments under all leases, subleases, and similar arrangements for the use of real, personal, or mixed property, other than leases which are Capital Leases.

         "REO AFFILIATES" shall mean (a) Properties One, Properties Three, Properties Five, and Properties Six, each a Texas limited partnership having as general partners those entities described in Section 5.19, and (b) any other entity that is controlled, directly or indirectly, by Borrower, any Affiliate of Borrower, or any combination thereof and owns or acquires title to any real property securing a Collateral Loan, and "REO AFFILIATE" shall mean any one of them.

         "REO NOTE" shall mean, as to each REO Property, a demand promissory note to be delivered by the REO Affiliate which owns the REO Property in question to Borrower that shall (a) be in a principal amount equal to ninety-six percent (96%) of the Allocated Purchase Price of the REO Property in question, (b) require principal and interest payments due thereunder to be paid not less frequently than the last day of each Interest Period, (c) require principal and interest payments to be in an amount equal to all Net Operating Income received by such REO Affiliate with respect to the underlying REO Property each calendar month, (d) provide that an Event of Default (as such term is defined in this Agreement) shall constitute an event of default thereunder permitting the acceleration of all amounts owing thereunder and (e) in all other respects be in form and substance satisfactory to Lender.

         "REO PROPERTY" shall mean any and all real property (together with any fixtures appurtenant thereto and any improvements thereon) or interest in real property now or hereafter owned by any REO Affiliate including (a) as of the Effective Date of any Advance, the real property specifically described on a schedule attached to the related Borrowing Request and (b) in general, any real property that has been, or shall be, (i) foreclosed upon by a seller, Borrower, or any REO Affiliate or (ii) conveyed to any REO Affiliate by a deed in lieu of foreclosure, all of which shall be deemed to constitute proceeds of the Collateral.

         "REO PROPERTY MORTGAGE" shall mean a Mortgage, in form and substance acceptable to Lender, pursuant to which a REO Affiliate shall grant to Borrower a first-priority security interest in the REO Property.

         "REO SECURITY DOCUMENTS" shall mean those certain mortgages or deeds of trust, assignments of leases and rents, security agreements, and appropriate UCC financing statements, all in form and substance satisfactory to the Lender, as required by the Lender, for each REO Property, to be executed by each REO Affiliate in favor of Borrower and pursuant to the terms of which, as security for the applicable REO Note (and, at Lender's option, the Note), there shall be
(a) granted and conveyed to Borrower Liens upon each REO Property (including, all personal property associated therewith) owned by such REO Affiliate from time to time as is described therein and (b) assigned to Borrower all leases and rents with respect thereto; as the same may be amended, renewed, modified, extended, or restated from time to time with the prior written consent of Lender.

         "REPORTABLE EVENT" has the meaning assigned to that term in Title IV of ERISA.

         "SALE AGREEMENT" means any purchase and sale agreement entered into
(a) by Borrower pursuant to which Borrower acquires an Asset Portfolio or (b) by an REO Affiliate pursuant to which the REO Affiliate acquires REO Property.

         "SECURITIZATION AGENT" means Nomura Securities International, Inc.

         "SECURITIZATION TRANSACTION" means the creation and issuance of securities evidencing beneficial interests in, or secured by, one or more pools of mortgage loans.

         "SECURITY AGREEMENT" means a Security Agreement in form and substance acceptable to Lender, as the same may be modified or amended from time to time, whereby Borrower grants to Lender, for the benefit of Lender, a security interest in the Collateral.

         "SECURITY DOCUMENTS" means the Collateral Assignments, the Security Agreement, the Pledge Agreements, the Lockbox Agreement, all Mortgages, and all other documents or instruments granting a Lien in favor of the Lender as collateral for the Obligations, and all financing statements related thereto, and all modifications, renewals, or extensions thereof and any documents executed in modification, renewal, extension, or replacement thereof.

         "SERVICER" shall mean FirstCity Servicing Corporation, a Texas corporation, or any replacement therefor designated pursuant to the terms of any Servicing Agreement and approved in writing by Lender.

         "SERVICING AGREEMENT" shall mean the Servicing Agreement entered into by Borrower, Servicer, and Lender with respect to servicing the Collateral, together with all amendments and modifications thereto.

         "SETTLEMENT" means, with respect to any Collateral Loan, the satisfaction of Borrower's claims against the respective Account Debtor in connection with such Collateral Loan, whether pursuant to a full or discounted payment.

         "STANDARD INDUSTRY PRACTICES" means such due diligence, collateral control, and collection procedures that are customarily followed by Persons actively engaged in the business of acquiring distressed assets in a bulk transaction and managing and disposing of such assets, provided such due diligence and collateral control and collection procedures shall be at least as rigorous as Borrower and the REO Affiliates apply in managing and disposing of their assets.

         "SUBSIDIARY" means any corporation of which more than fifty percent (50%) of the Voting Shares is owned, directly or indirectly, by Borrower.

         "TAXES":  Section 3.08(a).

         "TAX ESCROW ACCOUNT" means a non-interest bearing account established by Borrower with Lockbox Bank into which the Tax Escrow Payments are to be deposited.

         "TAX ESCROW PAYMENTS" mean all payments made by Account Debtors (including REO Tax Escrow Payments) for a specified purpose (such as real estate tax payments, insurance payments, etc.) other than payments of principal, interest, fees, and other amounts owed to Borrower with respect to the Collateral Loans and all net insurance and condemnation proceeds received by Borrower which are not available to be applied to the outstanding balance under the Collateral Loan in question but, rather, are required by the Collateral Loan Documents to be used for purposes of repairing or rebuilding the real property in question.

         "TELERATE SCREEN" means the display designated as Screen 3750 on the Telerate System or such other screen on the Telerate System as shall display the London interbank offered rates for deposits in U.S. dollars.

         "TEMPORARY CASH INVESTMENT" means any Investment (a) in obligations of the United States of America and agencies thereof and obligations guaranteed by the United States of America maturing within one year from the date of acquisition; (b) demand deposits and interest bearing time deposits evidenced by certificates of deposit issued by NationsBank of Texas, N.A. or Fleet Bank, N.A., which are fully insured by the Federal Deposit Insurance Corporation or are issued by commercial banks organized under the Laws of the United States of America or any state thereof and having combined capital, surplus, and undivided profits of not less than $100,000,000 (as shown on such Person's most recently published statement of condition), and which certificates of deposit have one of the two highest ratings from Moody's Investors Service, Inc., or Standard & Poor's Rating Group; (c) commercial paper which has one of the two highest ratings from Moody's Investors Service, Inc., or Standard & Poor's Rating Group; (d) eurodollar investments with demand deposits and interest bearing time deposits evidenced by financial institutions having combined capital, surplus, and undivided profits of not less than $100,000,000 (as shown on such Person's most recently published statement of condition), and whose certificates of deposit have one of the two highest ratings from Moody's Investors Service, Inc., or Standard & Poor's Rating Group, respectively, or, if such institution does not have a commercial paper rating, a comparable bond rating; (e) any obligations secured by a pooling of one or more of the foregoing, including repurchase agreements with NationsBank of Texas, N.A., Fleet Bank, N.A., or other banks which are members of the Federal Reserve System or a government securities dealers recognized as primary dealers by the Federal Reserve; and (f) money market funds comprised of money market instruments rated at least P-1 by Moody's Investor Service or at least A-1 by Standard & Poor's Corporation.

         "TERMINATION DATE" means the earliest date on which any of the following events occurs: (a) March 19, 1999, which date may be extended one or more times by mutual agreement of Lender and Borrower; (b) the date that Lender terminates Lender's commitment to lend hereunder, after the occurrence of an Event of Default; or (c) such earlier date as may be agreed upon in writing by Borrower and Lender.

         "TITLE COMPANY" means a title company or title companies selected by Borrower and not disapproved by Lender, together with any issuing Lender that issues all or any part of a Title Policy.

         "TITLE POLICY" means a Mortgagee or Loan Policy of Title Insurance issued and underwritten by a Title Borrower for the benefit of (a) Lender covering that portion of the Mortgaged Property therein described and insuring the lien of the Mortgage which covers such portion of the Mortgaged Property, or (b) Borrower insuring a lien on Underlying Real Estate securing a Collateral Loan.

         "TOTAL COMMITMENT":  Section 2.01(a).

         "TRACT": means any portion of a Mortgaged Property which is separately identifiable from other portions of the Mortgaged Property.

         "UNDERLYING REAL ESTATE" means the real property, together with all improvements thereon, which secures any of the Collateral Loans, or any one of such parcels of real property.

         "UTILIZED ADVANCES": Section 2.01(c).

         "VOTING SHARES" of any corporation means shares of any class or classes (however designated) having ordinary voting power for the election of at least a majority of the members of the Board of Directors (or other governing bodies) of such corporation, other than shares having such power only by reason of the happening of a contingency.

         1.02.   Other Definitional Provisions.

                 (a) All terms defined in this Agreement shall have the above-defined meanings when used in the Note or any Loan Papers, certificate, report or other document made or delivered pursuant to this Agreement, unless otherwise defined in the Loan Papers or the context therein shall otherwise require.

                 (b) Defined terms used herein in the singular shall import the plural and vice versa.

                 (c) The words "hereof," "herein," "hereunder" and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                                   SECTION 2

                           THE REVOLVING CREDIT LOANS

         2.01.   Revolving Loan Commitments.

                 (a) Subject to the terms and conditions of this Agreement, Lender agrees to extend to Borrower (i) on the Initial Advance Date, credit in an amount not not to exceed the Initial Commitment (the "INITIAL ADVANCE"), and (ii) for the time period beginning on the day following the Initial Advance Date through the Termination Date (the "DISCRETIONARY PERIOD") a revolving line of credit equal to the difference between the Total Commitment and the Initial Commitment; provided, however, that any Advance requested during the Discretionary Period will be made at Lenders sole discretion; and provided further, that any Advance made during the Discretionary Period may not cause the aggregate of outstanding
         Advances to exceed the Total Commitment.   "TOTAL COMMITMENT" means as
         of any date of determination the amount of $100,000,000 less the Affiliate Loan Balance as of such date. The amounts advanced hereunder shall constitute one general obligation of Borrower to Lender and shall be secured by Lender's security interests and Liens upon all of the Collateral on a pari passu basis and by a Guaranty from each REO Affiliate.

                 Within the limits of this Section 2.01, and during the Availability Period, Borrower may borrow, prepay, pursuant to Section
         3.03 hereof, and reborrow under this Section 2.01. Each advance (including the Initial Advance) made by Lender hereunder is referred to herein as an "ADVANCE." The Initial Advance shall be made in an amount not to exceed the Initial Commitment, and each Advance thereafter shall be in an amount not to exceed the Maximum Advance Amount. A portion of any Advance may be used to make loans to REO Affiliates, each such loan to be evidenced by an REO Note, for the purpose of acquiring REO Property included in such Asset Portfolio.

                 All Advances shall be used by Borrower for the purpose of financing the acquisitions by Borrower or its REO Affiliates of Asset Portfolios unless otherwise agreed in writing by Lender.

                 (b) Termination Date; Maturity Date. Lender and Borrower may mutually agree to extend the Termination Date of the revolving line of credit for an additional twelve- (12) month period; provided, however, that Lender shall have no obligation to extend the Termination Date, such decision being at Lender's sole discretion, and provided further, that any such agreement to extend shall be in writing and signed by Lender and Borrower. Borrower must request such an extension in writing at least ninety (90) days prior to the Termination Date and Lender shall respond to such request within five
         (5) business days of receipt thereof. In the event Lender notifies Borrower that the Facility will not be extended, the Obligation shall be due and payable in full ninety (90) days following the Termination Date (the "MATURITY DATE").

                 (c) Non-Utilization Fee. In addition to the payments provided for in Section 3 hereof, Borrower shall pay to Lender on September 19, 1998, a non-utilization fee in the amount of one-half of one percent (.5%) of an amount equal to (i) $100,000,000 less (ii) the aggregate amount of all Advances made hereunder and under the Affiliate Loan Agreements through September 19, 1998 (the "UTILIZED ADVANCES"), provided, however, that such non-utilization fee shall not be due and payable in the event that either (i) the amount of the Utilized Advances exceeds $50,000,000 or (ii) no Advance is made hereunder.

                 (d) Records of Loans and Payments. Lender is hereby authorized, but is not required, to record the date and principal amount of each Advance and each repayment of an Advance on the schedule attached to the Note.

         2.02.   Manner of Advance.

                 (a) Borrowing Request. Each request by Borrower to Lender for an Advance under Section 2.01 hereof (a "BORROWING REQUEST") shall specify, among other information, the aggregate amount of such requested Advance, the requested date of such Advance, and the wiring instructions pursuant to which the Advance should be disbursed. Borrower shall furnish to Lender the Borrowing Request at least three
         (3) Business Days prior to the Effective Date for such Advance (which must be a Business Day). Any such Borrowing Request shall be in the form attached hereto as Exhibit "D". Each requested Advance shall be in an aggregate principal amount of at least $1,000,000 or any greater integral multiple of $1,000.

                 Each Borrowing Request shall be irrevocable and binding on Borrower and, in respect of the Advance specified in such Borrowing Request, Borrower shall indemnify Lender against any cost, loss or expense incurred by Lender as a result of any failure to fulfill, on or before the date specified for such Advance, the conditions to such Advance set forth herein.

                 (b) Funding. On the Effective Date of an Advance specified in the Borrowing Request, subject to satisfaction of the applicable conditions precedent set forth herein, Lender shall initiate a wire or other transfer of immediately available funds in the manner set forth in the Borrowing Request and subject to the terms
         and conditions hereof.   Lender may deduct from the amount of the
         Advance so transferred the amount of fees and expenses to be paid to Lender as provided for in this Agreement. If Lender chooses not to withhold such fees and expenses from the funding amount, Borrower shall pay the amount of such fees and expenses immediately upon presentation of an invoice by Lender.

         2.03. Interest Rate. The unpaid principal of each Advance shall bear interest from the Effective Date of such Advance until paid at a rate per annum which shall be equal to the lesser of (a) the Maximum Rate or (b) either
(i) for each day during which the outstanding balance of the Utilized Advances is less than $50,000,000, the sum of the LIBOR Rate in effect from time to time, plus two and one-half percent (2.5%) or (ii) for each day during which the outstanding balance of the Utilized Advances is greater than or equal to $50,000,000, the sum of the LIBOR Rate in effect from time to time, plus two and one-quarter percent (2.25%). All past due principal of, and to the extent permitted by applicable law, interest on, the Note shall bear interest until paid at the lesser of (a) the Default Rate or (b) the Maximum Rate.

                                   SECTION 3

                             NOTE AND NOTE PAYMENTS

         3.01. Revolving Credit Note. The Advances made by Lender shall be evidenced by a revolving credit note (the "NOTE") of Borrower, which Note shall
(a) be dated the date hereof, (b) be in an amount equal to $100,000,000, (c) be payable to the order of Lender at the office of Lender, (d) bear interest in accordance with Section 2.03 hereof, and (e) be in the form of Exhibit "A" attached hereto with blanks appropriately completed in conformity herewith. Notwithstanding the principal amount of the Note as stated on the face thereof, the amount of principal actually owing on the Note at any given time shall be the aggregate of all Advances theretofore made to Borrower hereunder, less all payments of principal theretofore actually received hereunder, by Lender. Lender is authorized, but not required, to endorse on the schedule attached to the Note appropriate notations evidencing the date and amount of each Advance as well as the amount of each payment made by Borrower hereunder.

         3.02. Principal Payments. The unpaid principal amount of the Note shall be due and payable from distributions of Net Collections and Excess Cash Flow, as set forth in Section 3.06 herein. All unpaid principal, together with accrued-but-unpaid interest on the Note, shall be due and payable in full on the Maturity Date notwithstanding the amount of Net Collections and Excess Cash Flow collected and distributed theretofore.

         3.03.   Prepayments.

                 (a) Optional Prepayments. Borrower may, without premium or penalty, upon three (3) Business Days prior written notice to Lender, prepay the principal of the Note then outstanding, in whole or in part, at any time or from time to time; provided, however, that each prepayment of less than the full outstanding principal balance of the Note shall be in an amount not less than $1,000,000 or an integral multiple thereof.

                 (b) Mandatory Prepayments Upon the Occurrence of Collateral Impairment Event. Upon the occurrence of a Collateral Impairment Event, Borrower shall immediately pay to Lender, as a prepayment on the Note, an amount such that, after giving effect to such payment, the Advance Ratio exceeds the NPV Ratio.

                 (c) Mandatory Prepayments from Net Collections. In addition to the foregoing, Borrower shall make payments on the outstanding principal balance of the Note from distributions of Net Collections and Excess Cash Flow, required by Sections 3.06(b) and 3.06(c) hereunder.

                 (d) General Prepayment Provisions. Any prepayment of the Note hereunder shall be (i) made together with interest accrued (through the date of such prepayment) on the principal amount prepaid, and (ii) applied first to accrued interest and then to principal.

         3.04. Interest Payments Interest on the unpaid principal amount of each Advance shall be payable monthly as it accrues on the tenth (10th) day of each month hereafter, commencing April 10, 1998, and at the Maturity Date (each such date an "INTEREST PAYMENT DATE"). Interest payable on each Interest Payment Date shall be all interest accrued and unpaid through the last day of the month preceding the Interest Payment Date. In the event that the amount of accrued and unpaid interest on the Loan payable on any Interest Payment Date exceeds the Net Collections available on such Interest Payment Date, payment of such excess amount of interest (the "DEFERRED INTEREST") may be deferred for a period of up to three months; provided, however, that the outstanding principal balance of the Loan plus the amount of Deferred Interest hereunder shall never exceed the Total Commitment and; provided further, that the Deferred Interest shall not be permitted if, after giving effect to such Deferred Interest, a Collateral Impairment Event exists. All such Deferred Interest shall bear interest at the rate provided for herein, to the extent permitted by applicable law, and shall not be deemed past-due until the Interest Payment Date three months following the Interest Payment Date such Deferred Interest was originally due.

         3.05. Calculation of Interest Rates. Interest on the unpaid principal outstanding under the Note shall be calculated on the basis of the actual days elapsed in a year consisting of 360 days.

         3.06. Lockbox Account; Distributions of Net Collections; Distributions of Excess Cash Flow.

                 (a) Lockbox Account. All Net Collections shall be directed to and deposited into the Lockbox Account and shall be accounted for and tracked on an Asset Portfolio basis. Any payments or other proceeds of Collateral received by Borrower shall be deemed received by Borrower in trust for the owner or beneficiary of the Lockbox Account and shall be forthwith deposited by Borrower, immediately upon receipt, into the Lockbox Account in the form received, duly endorsed by Borrower for deposit into the Lockbox Account.

                 (b) Distributions of Net Collections. On each Interest Payment Date, the Net Collections with respect to an Asset Portfolio will be withdrawn from the Lockbox Account and applied in the following priorities:

                          (i) First, (A) to transfer out of the Lockbox Account any funds that do not constitute Net Collections and that were erroneously deposited to the Lockbox Account and (B) to transfer any Tax Escrow Payments related to such Asset Portfolio received from Account Debtors to the appropriate Tax Escrow Account in an amount requested by the

                 Servicer, which amount shall represent the total amount of Tax Escrow Payments related to such Asset Portfolio paid into the Lockbox Account prior to such Interest Payment Date to the extent not previously deposited in the Tax Escrow Account;

                          (ii) Second, to the payment to Lender of all accrued and unpaid interest on the Advance made to acquire such Asset Portfolio;

                          (iii) Third, to the payment to Lender of any Deferred Interest existing as of such Interest Payment Date, including any Deferred Interest arising after giving effect to distributions of Net Collections attributable to all Asset Portfolios on such Interest Payment Date;

                          (iv) Fourth, to the payment of any fees and expenses then due and payable to Lender under this Agreement or any of the other Loan Papers, and to payment of fees and expenses due to the Lockbox Bank and the Collateral Custodian;

                          (v) Fifth, to the payment to the Servicer of any servicing fees then due to the Servicer with respect to such Asset Portfolio pursuant to the terms of the Servicing Agreement;

                          (vi) Sixth, to the payment of any Protective Advances made by Borrower, or Servicer with respect to such Asset Portfolio, provided such payment is not otherwise prohibited hereunder or subject to Lender's approval;

                          (vii) Seventh, unless such payment is prohibited hereunder, to the payment to NationsBank of Texas, N.A., for deposit into the Operating Reserve Account maintained for such Asset Portfolio, of such amount as may be requested by Borrower in connection with such Asset Portfolio, provided such payment shall not exceed (A) three percent (3%) of the Net Purchase Price of such Asset Portfolio until expense budgets for such Asset Portfolio are agreed upon by Borrower and Lender and (B) thereafter, the budgeted expenses for such Asset Portfolio; and

                          (viii) Eighth, the balance to be paid to Lender, to be applied as principal payments on the Loan; provided, however, that if, on such Interest Payment Date, no Pool Collateral Impairment Event exists, such portion of the balance shall be paid to Lender until the NPV Ratio for such Asset Portfolio, is less than seventy percent (70%).

                 (c)      Distributions of Excess Cash Flow.    Any Net
         Collections with respect to an Asset Portfolio remaining after making all of the foregoing disbursements shall constitute "EXCESS CASH FLOW" and shall be distributed on each Interest Payment Date as follows:

                          (i) First, to the payment to Lender, (as a principal payment) in an amount equal to the greater of: (A) seventy percent (70%) of Excess Cash Flow; and (B) the product of multiplying (1) the Excess Cash Flow and (2) a percentage obtained by adding (a) the NPV Ratio calculated for such Asset Portfolio, and (b) ten percent (10%); and

                          (ii) Second, provided no Event of Default, Potential Default, or Collateral Impairment Event has occurred and is continuing, to Borrower in the amount of the remaining balance of Excess Cash Flow with such distribution limited such that the NPV Ratio will not be higher than the ratio existing after the prior month's distributions.

Notwithstanding the foregoing, if an Event of Default or a material Potential Default shall have occurred and be continuing, or if a Collateral Impairment Event exists, all Net Collections shall be distributed as Lender shall direct, and Lender shall be entitled to withdraw and apply all Net Collections and all amounts on deposit in the Lockbox Account, the Operating Reserve Account and the Property Accounts to pay down amounts outstanding hereunder and under the Note.

         3.07. Manner and Application of Payments. All payments of principal of, and interest on, the Note to or for the account of Lender shall be made by Borrower to Lender before 12:00 noon (New York Time), by wire transfer in Dollars at Lender's principal lending office in New York. Should the principal of, or any installment of the principal or interest on, the Note, or any Non-Utilization Fee, become due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and interest shall be payable with respect to such extension. All payments made on the Note shall be credited, to the extent to the amount thereof, in the following manner: (a) first, against the amount of interest accrued and unpaid on the Note as of the date of such payment; and (b) second, as a prepayment of outstanding Advances under the Note.

         3.08.   Taxes.

                 (a) Any and all payments by Borrower hereunder or under the Note shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto (hereinafter referred to as "TAXES"), excluding, in the case of Lender, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which Lender is organized or is or should be qualified to do business, or any political subdivision thereof and, in the case of Lender, taxes imposed on its income, and franchise taxes imposed on it by the jurisdiction of Lender's lending office or any political subdivision thereof. If Borrower shall be required by law to deduct any taxes (i.e., such taxes, liens, imposts, deductions, charges, withholdings, and liabilities for which Borrower is responsible under the preceding sentence) from or in respect of any sum payable hereunder or under the Note to Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.08), Lender receives an amount equal to the sum it would have received had no such deductions been made,
         (ii) Borrower shall make such deductions and (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                 (b) In addition, Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Loan Papers or from the execution, delivery, or registration of, or otherwise with respect to, this Agreement or the other Loan Papers (hereinafter referred to as "OTHER TAXES").

                 (c) Borrower will indemnify Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
         Section 3.08) paid by Lender or any liability (including penalties and interest) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date Lender makes written demand therefor.

                 (d) Within 30 days after the date of any payment of Taxes, Borrower will furnish to Lender, at its address referred to herein, the original or a certified copy of a receipt evidencing payment thereof.

                 (e) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Section 3.08 shall survive the payment in full of principal and interest hereunder and under the other Loan Papers.

         3.09.   Reserve Funds.   Borrower shall establish an account with the
Lockbox Bank (the "OPERATING RESERVE ACCOUNT") to deposit cash available for distribution under Section 3.06(b)(vii) for the sole purposes of (a) making Protective Advances, (b) funding property improvement expenses, and (c) funding Permitted Lease-Up Expenses with respect to REO Property. The Operating Reserve Account will be established for Borrower and pledged to Lender pursuant to a Security Agreement, Assignment of Deposits and Money Market Instruments in form and substance acceptable to Lender (the "PLEDGE OF ACCOUNTS").

                                   SECTION 4

                   SPECIAL PROVISIONS FOR LIBOR RATE ADVANCES

         4.01. Inadequacy of LIBOR Rate Loan Pricing. If with respect to any LIBOR Rate Advance, Lender determines that, by reason of circumstances affecting the interbank eurodollar market generally, deposits in Dollars (in the applicable amounts) are not being offered to Lender in the interbank eurodollar market then Lender shall forthwith give notice thereof to Borrower, whereupon until Lender notifies Borrower that the circumstances giving rise to such suspension no longer exist, (a) the obligation of Lender to make LIBOR Rate Advances shall be suspended and (b) Borrower shall either (i) repay in full the then-outstanding principal amount of the LIBOR Rate Advances, together with accrued interest thereon, or (ii) convert such LIBOR Rate Advances to Advances bearing a comparable alternative interest rate as reasonably determined by Lender (the "ALTERNATIVE RATE ADVANCES").

         4.02. Illegality. If, after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for Lender to make, maintain, or fund LIBOR Rate Advances, and Lender is so notified, Lender shall give notice thereof to Borrower. Upon receipt of such notice, Borrower shall immediately either (a) repay in full the then outstanding principal amount of the LIBOR Rate Advances, together with accrued interest thereon, or (b) convert such LIBOR Rate Advances to Alternative Rate Advances.

         4.03. Duration of Alternative Rate Advances. If notice has been given pursuant to Section 4.02 requiring the LIBOR Rate Advances to be repaid or converted, then unless and until Lender notifies Borrower that the circumstances giving rise to such repayment no longer apply, all Advances shall be Alternative Rate Advances. If Lender notifies Borrower that the circumstances giving rise to such repayment no longer apply, Borrower may thereafter select Advances to be LIBOR Rate Advances in accordance with Section
2.03 of this Agreement.

         4.04. Increased Costs. If any Governmental Authority, central bank, or other comparable authority, shall at any time impose, modify, or deem applicable any requirement or any other condition affecting Lender's Advances hereunder, the Note or its obligation to make LIBOR Rate Advances, and the result of any of the foregoing is to increase the cost to Lender of making or maintaining its LIBOR Rate Advances, or to reduce the amount of any sum received or receivable by Lender under this Agreement, or under the Note, by an amount deemed by Lender to be material, then, within five (5) days after demand by Lender, Borrower shall pay to Lender such additional amount or amounts as will compensate Lender for such increased cost or reduction. Lender will promptly notify Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle Lender to compensation pursuant to this Section 4. A certificate of Lender claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. If Lender demands compensation under this Section, then Borrower may at any time upon notice to Lender, either (i) repay in full the then outstanding LIBOR Rate Advances, together with accrued interest thereon to the date of prepayment or
(ii) convert such LIBOR Rate Advances to Alternative Rate Advances in accordance with the provisions of this Loan Agreement.

                                   SECTION 5

                         REPRESENTATIONS AND WARRANTIES

         To induce Lender to make the Loans hereunder, Borrower represents and warrants to Lender that:

         5.01. Organization and Good Standing. Borrower (i) is a limited partnership duly organized and validly existing under the laws of the State of Texas, (ii) has duly qualified and is authorized to do business and is in good standing in all states and jurisdictions where the character of its assets or the nature of its activities make such qualification necessary, where the failure to qualify could have a Material Adverse Effect, (iii) has the power and authority to own its properties and assets and to transact the business in which it is engaged, (iv) is or will be qualified in those states wherein it proposes to transact business in the future where the failure to qualify could have a Material Adverse Effect, and (v) has not been known as or used any corporate, fictitious, or trade names in the past. Each REO Affiliate (i) is a limited partnership duly organized and validly existing under the laws of the State of Texas, (ii) has duly qualified and is authorized to do business and is in good standing in all states and jurisdictions where the character of its assets or the nature of its activities make such qualification necessary where the failure to qualify could have a Material Adverse Effect, (iii) has the power and authority to own its properties and assets and to transact the business in which it is engaged, (iv) is or will be qualified in those states wherein it proposes to transact business in the future where the failure to qualify could have a Material Adverse Effect, and (v) has not been known as or used any corporate, fictitious, or trade names in the past. The chief executive office and principal place of business of the Borrower and each REO Affiliate is at the address identified as Borrower's address in Section 12.05.

         5.02. Authorization and Power. Borrower, Servicer, and each REO Affiliate have the power and requisite authority to execute, deliver, and perform this Agreement, the Note, and the other Loan Papers to which they are a party; Borrower, Servicer and each REO Affiliate are duly authorized to and all necessary action has been taken to authorize Borrower, Servicer, and each REO Affiliate to execute, deliver, and perform such Loan Papers and such Persons are and will continue to be duly authorized to perform this Agreement, the Note, and such other Loan Papers to which they are a party.

         5.03. No Conflicts or Consents. Neither the execution and delivery of this Agreement, the Note, or the other Loan Papers, nor the consummation of any of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or with the terms and provisions thereof, will contravene or materially conflict with any provision of law, statute, or regulation to which Borrower or any REO Affiliate is subject or any judgment, license, order, or permit applicable to Borrower or any REO Affiliate, or any indenture, loan agreement, mortgage, deed of trust, or other agreement or instrument to which Borrower or any REO Affiliate is a party or by which Borrower or any REO Affiliate may be bound, or to which Borrower or any REO Affiliate may be subject, or violate any provision of the partnership agreement of Borrower or any REO Affiliate. No consent, approval, authorization, or order of any court or Governmental Authority or third party is required in connection with the execution and delivery by Borrower or any REO Affiliate of the Loan Papers to which it is a party or to consummate the transactions contemplated hereby or thereby.

         5.04. Enforceable Obligations. This Agreement, the Note, and the other Loan Papers are the legal and binding obligations of Borrower and each REO Affiliate, as applicable, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors' rights and general equity principles.

         5.05. No Liens. Except for Permitted Liens, all of the properties and assets of Borrower and each REO Affiliate are free and clear of all mortgages, liens, encumbrances, and other adverse claims of any nature and Borrower and each REO Affiliate have and will have good and indefeasible title to their respective properties and assets.

         5.06. Financial Condition. Borrower has delivered to Lender copies of the most recent consolidated balance sheet of Borrower, if any, and the related consolidated statements of income, stockholders' equity and changes in financial position for the year ended on such date, certified by KPMG Peat Marwick L.L.P., independent certified public accountants; such financial statements are true and correct, fairly present the financial condition of Borrower as of such date, and have been prepared in accordance with Generally Accepted Accounting Principles applied on a basis consistent with that of prior periods; as of the date hereof, there are no obligations, liabilities or indebtedness (including contingent and indirect liabilities and obligations or unusual forward or long-term commitments) of Borrower which are (separately or in the aggregate) material and are not reflected in such financial statements; no changes having a Material Adverse Effect have occurred in the financial condition or business of Borrower since December 31, 1997.

         5.07. Full Disclosure. There is no material fact that Borrower has not disclosed to Lender which could have a Material Adverse Effect on the properties, business, prospects, or condition (financial or otherwise) of Borrower, Servicer, or each REO Affiliate. Neither the financial statements referred in Section 5.06 hereof, nor any certificate or statement delivered herewith or heretofore by Borrower to Lender in connection with negotiations of this Agreement, nor any statements, reports, or other documents or information delivered to Lender pursuant to this Agreement, the Loan Papers, or the Servicing Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary to keep the statements contained herein or therein from being misleading, inaccurate, incomplete, or incorrect.

         5.08. No Default; Potential Default. No event has occurred and is continuing which constitutes an Event of Default or Potential Default.

         5.09. Material Agreements. Schedule 5.09 attached hereto contains a list of all material agreements (including without limitation all agreements which, if breached, could directly or indirectly result in a Material Adverse Effect but excluding the Loan Papers) of Borrower and each REO Affiliate. Neither Borrower nor any REO Affiliate is in default in any material respect under any loan agreement, indenture, mortgage, security agreement, or other material agreement or obligation to which it is a party or by which any of its properties is bound.

         5.10. No Litigation. Except as described on Schedule 5.10, there are no actions, suits or legal, equitable, arbitration, or administrative proceedings pending, or to the knowledge of Borrower threatened, against Borrower or any REO Affiliate or any of their respective assets that would, if adversely determined, result in a Material Adverse Effect.

         5.11. Burdensome Contracts. Neither Borrower nor any Subsidiary is a party to, or bound by, any contract which has a Material Adverse Effect on the business, operations, or financial condition of Borrower or any Subsidiary.

         5.12. Taxes. All tax returns required to be filed by Borrower and each REO Affiliate in any jurisdiction have been filed and all taxes (including mortgage recording taxes), assessments, fees, and other governmental charges upon Borrower or any REO Affiliate or upon any of their properties, income, or franchises have been paid prior to the time that such taxes could give rise to a lien thereon, except for Permitted Liens. There is no proposed tax assessment against Borrower or any REO Affiliate and there is no basis for such assessment.

         5.13. Principal Office, Etc. The principal office, chief executive office and principal place of business of Borrower is at 6400 Imperial Drive, P.O. Box 8216, Waco, Texas, 76714-8216. Borrower maintains its principal records and books at such address.

         5.14.   ERISA.  No Plan exists.

         5.15. Compliance with Law. Each of Borrower, Servicer, and each REO Affiliate has duly complied with, and its assets, business operations, and leaseholds are in compliance in all material respects with, the provisions of all federal, state, and local laws, rules, regulations, and orders (including, without limitation, Applicable Environmental Laws) applicable to Borrower, Servicer, or any REO Affiliate, as the case may be, and their respective assets or the conduct of their respective businesses and they each possess all required licenses, permits, authorizations, and approvals for the conduct of their business, the ownership of their properties, and their execution, delivery, and performance of the Loan Papers. Neither Borrower nor any of the REO Property or the Underlying Real Estate is in material violation of any Applicable Environmental Law or subject to any existing, pending or overtly threatened investigation by any Governmental Authority under any Applicable Environmental Law. To the best knowledge of Borrower, no Hazardous Substance (a) has been disposed of or released on any of REO Property or the Underlying Real Estate or (b) is located thereon. No REO Property, Underlying Real Estate, or any property adjoining any REO Property or Underlying Real Estate is being used, or, to Borrower's best knowledge, has been used at any time, for the generation, disposal, storage, treatment, processing, or other handling of any Hazardous Substance, and no environmental permits are required for the operation of the businesses or other activities being conducted on any REO Property or Underlying Real Estate. The foregoing provisions of this
Section 5.15 are subject to the following qualifications: (a) the use by the owners of any Underlying Real Estate of limited quantities of Hazardous Substances in the ordinary conduct of their business and in accordance with industry customs and all Applicable Environmental Laws shall not be a breach of the representations of this Section 5.15 and (b) such representations are subject to the exception of (i) with respect to Borrower, all matters disclosed to Lender in writing before the date of this Agreement and (ii) with respect to any Assets, all matters disclosed to Lender in writing before the date of acquisition of such Asset.

         5.16. Government Regulation. Borrower is not subject to regulation under the Public Utility Holding Borrower Act of 1935, the Federal Power Act, the Investment Company Act of 1940, the Interstate Commerce Act (as any of the preceding acts have been amended), or any other law (other than Regulation X) which regulates the incurring by Borrower of Indebtedness, including but not limited to laws relating to common contract carriers or the sale of electricity, gas, steam, water, or other public utility services.

         5.17. No Subsidiaries. Borrower has not formed or acquired any Subsidiary.

         5.18. Solvency. As of the date hereof, and after giving effect to each transaction contemplated in a Borrowing Request, (a) the aggregate fair market value of Borrower's assets exceed, and will exceed, its liabilities (whether contingent, subordinated, unmatured, unliquidated, or otherwise), (b) Borrower has, and will have, sufficient cash flow to enable it to pay its debts as they mature, and (c) Borrower has, and will have, a reasonable amount of capital to conduct its business as presently contemplated.

         5.19. Ownership of Borrower, Servicer and REO Affiliate. FirstCity Commercial Corporation, a Texas corporation ("FIRSTCITY") and CFSC Capital Corp. II, a Delaware corporation ("CFSC"), own a 49.5% and 50% limited partnership interest in Borrower respectively. FC Assets Corp., a Texas Corporation ("FC CORP") owns 0.5% general partnership interest in Borrower. FC Corp is the wholly-owned subsidiary of FirstCity. Borrower owns or will own a 99.5% limited partnership interest in FC Properties One, Ltd., a Texas limited partnership ("PROPERTIES ONE"), FC Properties Three, Ltd., a Texas limited partnership ("PROPERTIES THREE"), FC Properties Five, Ltd., a Texas limited partnership ("PROPERTIES FIVE"), and FC Properties Six, Ltd., a Texas limited partnership ("PROPERTIES SIX"). FC Assets One Corp., a Texas corporation ("ASSETS ONE"), owns a 0.5% general partnership interest in Properties One. FC Assets Three Corp., a Texas corporation ("ASSETS THREE"), owns a 0.5% general partnership interest in Properties Three. FC Assets Five Corp., a Texas corporation ("ASSETS FIVE"), owns a 0.5% general partnership interest in Properties Five. FC Assets Six Corp., a Texas corporation ("ASSETS SIX"), owns a 0.5% general partnership interest in Properties Six. Each of Assets One, Assets Three, Assets Five, and Assets Six are the wholly-owned subsidiaries of FC Assets.

         5.20. Service of Process. Borrower has appointed CT Corporation System to be its agent for service of process in New York and CT Corporation System has accepted such appointment.

         5.21. Representations and Warranties. Each Borrowing Request shall constitute, without the necessity of specifically containing a written statement, a representation and warranty by Borrower that no Event of Default exists and that all representations and warranties contained in this Section 5 or in any other Loan Paper are true and correct at and as of the date of such Borrowing Request and as of the date the Advance is to be made.

         5.22. Survival of Representations, Etc. All representations and warranties by Borrower herein shall survive delivery of the Note and the making of the Loans, and any investigation at any time made by Lender shall not diminish Lender's right to rely on such representations and warranties.

                                   SECTION 6

                              CONDITIONS PRECEDENT

         6.01. Initial Advances. The obligation of Lender to make its initial Advance hereunder is subject to the condition precedent that, on or before the date of such Advance, Lender shall have received the following, each dated as of the date of such Advance, in form and substance satisfactory to
Lender:

                 (a) Revolving Credit Note; Loan Papers. A duly executed Note, drawn to the order of Lender, in the form of Exhibit "A" attached hereto with appropriate insertions, together with the other Loan Papers, duly executed and delivered by the parties thereto and, where applicable, duly acknowledged and in recordable form;

                 (b) Opinion of Counsel. The favorable, written opinions of (i) counsel to Borrower, each General Partner, each REO Affiliate, and the Servicer regarding Borrower, each General Partner, each REO Affiliate, the Servicer, the Loan Papers, and the transactions contemplated by the Loan Papers; (ii) counsel satisfactory to Lender qualified in such jurisdiction(s) as Lender deems appropriate to the effect that Lender's security interest in the Collateral Loans acquired with the proceeds of the initial Advance is perfected by possession of the notes held by Lender or the Collateral Custodian and that the recording of an assignment of mortgage is not necessary to perfect such security interest; and (iii) such other opinions as Lender may reasonably request;

                 (c) Officer's Certificate. A certificate signed by a duly authorized officer of FC Assets on behalf of the Borrower, in form and substance reasonably satisfactory to Lender stating that (to the best knowledge and belief of such officer, after reasonable and due investigation and review of matters pertinent to the subject matter of such certificate): (i) all of the representations and warranties contained in Section 5 hereof, and the other Loan Papers are true and correct as of the Effective Date of such Advance; and
         (ii) no event has occurred and is continuing, or would result from the Advance, which constitutes an Event of Default or Potential Default;

                 (d) Organizational Documents. True, correct, and complete copies of the following in form and substance reasonably satisfactory to Lender: the partnership certificates of Borrower and each REO Affiliate; a copy of the partnership agreements of Borrower and each REO Affiliate; articles of incorporation and bylaws of each General Partner; all such documents to be certified as of the Closing Date by the appropriate general partner or corporate officer, as applicable, together with appropriate partnership and corporate resolutions on behalf of the partners of Borrower and each REO Affiliate and the boards of directors of the General partners; and certificates of existence and good standing from the Secretary of State of the State of Texas or Delaware, as applicable, relating to the continuing existence of Borrower, any such REO Affiliate and the General Partner;

                 (e) Resolutions of General Partners. Resolutions of each General Partner approving the execution, delivery, and performance of this Agreement, the Note, and the other Loan Papers and the transactions contemplated herein and therein, on behalf of Borrower and each REO Affiliate, as applicable, duly adopted by such General Partner's board of directors and accompanied by a certificate of the secretary of each such General Partner that such resolutions are true and correct, have not been altered or repealed, and are in full force and effect all in form and substance reasonably satisfactory to Lender;

                 (f) Incumbency Certificate. A signed certificate of the secretary of each General Partner which shall certify the names of the officers of Borrower and each REO Affiliate, as applicable, authorized to sign each of the Loan Papers and the other documents or certificates to be delivered pursuant to the Loan Papers by Borrower or any REO Affiliate, together with the true signatures of each such officer. Lender may conclusively rely on such certificate until it shall receive a further certificate of the secretary of any General Partner canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate;

                 (g) Certificates. Certificates of existence and good standing for Borrower, each General Partner, and each REO Affiliate, issued by the Texas Secretary of State, and certificates of qualification and good standing (or other similar instruments) for Borrower, each General Partner, and each REO Affiliate, issued by the Secretary of State of each State wherein Borrower, each General Partner, and each REO Affiliate, as applicable, is qualified to do business as a foreign corporation, each dated within ten (10) days of the initial Advance;

                 (h) Recordable Documents. UCC financing statements and other filings or recordings required by Lender;

                 (i) Lien Searches. Current lien searches evidencing that the liens of Lender, upon the Collateral are first and prior Liens, subject only to Permitted Liens;

                 (j) Insurance. If available, evidence of insurance and loss payee endorsements required hereunder or other Loan Papers and certificates or binders of insurance policies evidencing the insurance required by Section 9.04 hereof and/or endorsements naming Lender as loss payee, all at Borrower's cost and expense;

                 (k) Additional Information. Such other information and documents as may reasonably be required by Lender and Lender's counsel.

         6.02. All Advances. The obligation of Lender to make any Advance under this Agreement to acquire an Asset Portfolio (including the initial Advance) shall be subject to the following additional conditions precedent:

                 (a) No Defaults; No Potential Defaults; No Collateral Impairment Event; Maximum Advance Amount. As of the date of such Advance there exists no Potential Default, Event of Default, or Collateral Impairment Event, and the Advance does not exceed the Maximum Advance Amount;

                 (b) Compliance with Loan Agreement. Borrower, each REO Affiliate, and Servicer shall have performed and complied with all agreements and conditions contained herein or in any Loan Paper which are required to be performed or complied with by Borrower, each REO Affiliate, or Servicer before or at the date of such Advance;

                 (c) No Material Adverse Effect. As of the Effective Date of such Advance, no Material Adverse Effect has occurred in the business or financial condition of Borrower or Servicer;

                 (d) Borrowing Request. In the case of any Advance, Lender shall have received from FC Assets, a Borrowing Request three
         (3) Business Days prior to the Effective Date of such Advance, signed by an Authorized Officer of FC Assets, all of the statements of which shall be true and correct, certifying that, as of the date thereof,
         (i) the amount of the requested Advance does not exceed the Maximum Advance Amount for the Asset Portfolio to be acquired with the proceeds of such Advance, (ii) all of the representations and warranties of Borrower and Servicer contained in this Agreement and each of the Loan Papers (including all computations of Net Present Values based on the Projected Net Collections figures set forth on the most recent Asset Portfolio Report delivered to Lender) executed by Borrower are true and correct, (iii) no event has occurred and is continuing, or would result from the Advance, which constitutes an Event of Default or Potential Default, (iv) no Collateral Impairment Event has occurred and is continuing, nor will the Advance result in a Collateral Impairment Event or Pool Collateral Impairment Event, (v) the purchase of the Assets included in the Asset Portfolio being financed with the Advance was underwritten by Borrower in accordance with its established underwriting requirements, (vi) the Assets included in the Asset Portfolio being financed with the Advance are of a type previously financed by Borrower, or an Affiliate of Borrower, with Lender or, if not, are assets which have been specifically approved by Lender for inclusion in the Asset Portfolio, and (vii) such other facts as Lender may reasonably request;

                 (e) Representations and Warranties. The representations and warranties contained in Section 5 hereof shall be true in all respects on the date hereof, on the date of each Borrowing Request and on the date of making of such Advance, with the same force and effect as though made on and as of such dates;

                 (f) Bankruptcy Proceedings. No proceeding or case under the United States Bankruptcy Code shall have been commenced by or against Borrower or any REO Affiliate;

                 (g) Collateral. With respect to the Asset Portfolio to be acquired with such Advance, Lender or the Collateral Custodian shall have confirmation of the existence and possession by Borrower of each note evidencing a Collateral Loan (or in the case of a lost note, a "LOST NOTE AFFIDAVIT" (herein so called) provided to Borrower pursuant to the terms of a Sale Agreement by the sellers), it being understood that Borrower shall deliver to Lender or the Collateral Custodian, (i) within one (1) Business Day of the Effective Date related to such Asset Portfolio, (A) the originally executed REO Notes and promissory notes evidencing each of the Account Debtor's obligations to repay the Collateral Loans, endorsed in blank by Allonge, or on the face of the notes themselves, as such notes may have been amended, supplemented, or otherwise modified as of the date of delivery or (B) Lost Note Affidavits, if appropriate, (ii) within fourteen (14) days after the Effective Date related to such Asset Portfolio, fully and originally executed copies of Collateral Assignments of the Collateral Loan Documents, and (iii) within twenty-one (21) days after the Effective Date related to such Asset Portfolio, fully and originally executed copies of all other Collateral Loan Documents related to such Asset Portfolio, all of the statements set forth in any Borrowing Request are true and correct as of the date the same is received by Lender and as of the date of Advance;

                 (h) Equity Investments/Subordinated Loan. Lender shall have received evidence that, upon the funding of the Advance requested, the Equity Contribution, if applicable, shall have been paid in full (as a result of equity investments in Borrower). At the sole discretion of Lender, the equity investment related to the acquisition of an Asset Portfolio may be funded, in whole or in part, by additional Indebtedness of Borrower or an Affiliate of Borrower, subordinated in right of payment to the payment of the Obligation pursuant to a subordination agreement executed in favor of Lender, and in form and substance acceptable to Lender in its sole discretion;

                 (i) Consents. All consents, waivers, acknowledgments, releases, terminations, and other agreements and documents from third persons which Lender may reasonably deem necessary or desirable in order to permit, protect and perfect its security interest in and liens upon the Assets being acquired or to effectuate the provisions or purposes of this Agreement and the other Loan Papers, including, without limitation, all bailee notifications and acknowledgments of security interests, shall have been properly received;

                 (j)      Due Diligence Reports.   Lender or the Collateral
         Custodian shall have received with respect to each Asset being acquired by Borrower with the proceeds of the Advance, copies of the





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
         Due Diligence Reports and any additional information, report, or documentation that may be reasonably requested by Lender or its counsel.

                 (k) Purchase Documentation. Unless the Asset Portfolio being financed with the Advance is an Owned Asset Portfolio, Lender shall have received certified copies of all documentation related to Borrower's acquisition of the Asset Portfolio (including the Sale Agreement, any assignments to Borrower related thereto and the related closing statement) and the REO Affiliate's acquisition of title to REO Property together with evidence that all such documents (including the applicable Sale Agreement) have been duly authorized, executed, and delivered by the parties thereto, provided that to the extent any such documents are being executed and delivered on the Effective Date, Borrower shall deliver forms of all such documents on or prior to the Effective Date with the original documents to be delivered within three Business Days following the Effective Date; and

                 (l) Security Documents. Lender shall have received such additional Security Documents as Lender may reasonably require to ensure that Lender receives valid liens in all of the Assets in such Asset Portfolio.

                                   SECTION 7

                             AFFIRMATIVE COVENANTS

         So long as Lender has any commitment to make Advances hereunder, and until payment in full of the Note and the performance of the Obligation, Borrower agrees that (unless Lender shall otherwise consent in writing):

         7.01. Financial Statements, Reports and Documents. Borrower shall deliver, or as appropriate shall ensure Servicer delivers, to Lender each of the following:

                 (a) Quarterly Statements. As soon as available, and in any event within forty-five (45) days after the end of each quarterly fiscal period of each fiscal year of Borrower, copies of the balance sheet of Borrower (reflecting REO Property as inventory), as of the end of such fiscal period, and statements of income and retained earnings and changes in financial position of Borrower for that quarterly fiscal period and for the portion of the Fiscal Year ending with such period, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail, and certified by the chief financial officer of FC Assets as being true and correct and as having been prepared in accordance with Generally Accepted Accounting Principles, subject to year-end audit and adjustments;

                 (b) Annual Statements. As soon as available and in any event within one-hundred and twenty (120) days after the close of each fiscal year of Borrower, copies of the balance sheet of Borrower (reflecting REO Property as inventory) as of the close of such fiscal year and statements of income and retained earnings and changes in financial position of Borrower for such fiscal year, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and accompanied by an opinion thereon (which shall not be qualified by reason of any limitation imposed by Borrower) of KPMG Peat Marwick L.L.P., or of other independent public accountants of recognized national standing selected by Borrower and satisfactory to Lender, to the effect that such financial statements have been prepared in accordance with Generally Accepted Accounting Principles consistently maintained and applied (except for changes in which such accountants concur) and that the examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, includes such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances. A Compliance Letter signed by such accountants shall accompany each such opinion;

                 (c) Audit Reports. Promptly upon receipt thereof, one copy of each written report submitted to Borrower by independent accountants in any annual, quarterly or special audit made, it being understood and agreed that all audit reports which are furnished to Lender pursuant to this Section 7.01 shall be treated as confidential, but nothing herein contained shall limit or impair Lender's right to disclose such reports to any appropriate Governmental Authority or to use such information to the extent pertinent to an evaluation of the Obligation or to enforce compliance with the terms and conditions of this Agreement, or to take any lawful action which Lender deems necessary to protect its interests under this Agreement;

                 (d) Compliance Certificate. Within thirty (30) days after the end of each fiscal quarter of Borrower hereafter, a certificate executed by the chief financial officer or chief executive officer of each General Partner, stating that a review of the activities of Borrower and each REO Affiliate, as applicable, during such fiscal quarter has been made under his supervision and that Borrower and each REO Affiliate has observed, performed, and fulfilled each and every obligation and covenant contained herein and is not in default under any of the same or, if any such default shall have occurred, specifying the nature and status thereof;

                 (e) Asset Portfolio Report. As soon as practicable, and in any event within twenty-five (25) calendar days after the end of each month, an Asset Portfolio Report calculated as of the close of such month for all Assets;

                 (f) Budgets. Borrower will deliver to Lender, within ninety (90) days of the acquisition of any Asset Portfolio, as part of an Asset Portfolio Report, a budget for each Asset comprising such Asset Portfolio, reflecting the Projected Net Collections for each such Asset. Lender shall have the right to review and approve each such budget and each such "APPROVED BUDGET" (herein so called), as modified and updated from time to time as provided for herein, shall be the basis for calculating the Net Present Value of such Asset for purposes of determining the occurrence of a Collateral Impairment Event or Pool Collateral Impairment Event. Thereafter, Borrower shall deliver to Lender, with each Asset Portfolio Report, a revised budget and revised Net Present Value for each Asset with (i) an Allocated Purchase Price equal to or greater than $100,000.00, and (ii) a revised Net Present Value less than ninety percent (90%) or greater than one hundred and ten percent (110%) of the previously budgeted Net Present Value of such Asset. Lender will have ten (10) days to approve the revised budget. If Lender has not responded within ten
         (10) Business Days after receipt of the modified Net Present Values, the modified Net Present Values and revised budgets will be deemed to be approved by Lender. If Lender does not approve any revised budget, Borrower and Lender shall attempt to agree upon an acceptable revised budget. If no such agreement is reached within twenty (20) days after receipt of the modified Net Present Value and revised budget, the Net Present Value of such Asset shall be adjusted as Lender, in its sole discretion, shall reasonably deem appropriate. Prior to Lender accepting Borrower's initial budget for each Collateral Loan and each REO Property, the present value of the Original Estimated Value attached to the related Borrowing Request, discounted at the related discount rate for such Asset, will be used as the Net Present Value.

         7.02. Additional Reports. Furnish to Lender, as soon as practicable, such other information concerning the Assets, business, properties, or financial condition of Borrower as Lender shall reasonably request in form reasonably satisfactory to Lender. The delivery of any reports, statements, and other information by Borrower or Servicer shall be deemed a representation and warranty that the same is true, accurate, and complete except to the extent such reports or statements relate to estimates or projections of future collections or cashflows related to the Assets.

         7.03.   Payment of Taxes, Impositions and Other Indebtedness.
Borrower will pay and discharge and will cause each REO Affiliate to pay and discharge (a) all taxes, assessments, and governmental charges or levies imposed upon it or upon its income or profits, or upon any property belonging to it, and all Impositions in accordance with its normal and customary standards, and in any event before any foreclosure action may be completed with respect to any of Borrower's assets, (b) all lawful claims (including claims for labor, materials, and supplies), which, if unpaid, might become a Lien upon any of its property and (c) all of its other Indebtedness, except as prohibited hereunder.

         7.04. Filings. Borrower will file all federal, state, and local tax returns and other reports that Borrower is required by law to file and maintain adequate reserves for the payment of all taxes, assessments, governmental charges, and levies imposed upon it, its income, or its profits, or upon any assets belonging to it; and will cause each REO Affiliate to file all federal, state, and local tax returns and other reports that such REO Affiliate is required by law to file and to maintain adequate reserves for the payment of all taxes, assessments, governmental charges, and levies imposed upon it, its income, or its profits, or upon any assets belonging to it.

         7.05 Maintenance of Existence and Rights; Conduct of Business. Borrower will preserve and maintain its corporate existence and all of its rights, privileges, and franchises necessary or desirable in the normal conduct of its business, and conduct its business in an orderly and efficient manner consistent with good business practices and in accordance with all applicable laws, rules, regulations, and orders of any Governmental Authority.

         7.06. Notice of Default; Notice of Collateral Impairment Event. Borrower will furnish to Lender, immediately upon becoming aware of the existence of any condition or event which constitutes an Event of Default or Potential Default, a written notice specifying the nature and period of existence thereof and the action which Borrower is taking or proposes to take with respect thereto. Borrower will furnish to Lender, immediately upon becoming aware of the existence of a Collateral Impairment Event or a Pool Collateral Impairment Event, a written notice of such Collateral Impairment Event or Pool Collateral Impairment Event, as applicable, showing the calculations related thereto.

         7.07. Other Notices. Borrower will promptly notify Lender of (a) any Material Adverse Effect, (b) any material default under any material agreement, contract, or other instrument to which it, or any REO Affiliate, is a party or by which any of its properties are bound, or any acceleration of the maturity of any Indebtedness owing by Borrower or the REO Affiliate, (c) any material adverse claim against or affecting Borrower or any of its properties or the REO Affiliate or any of the REO Properties, and (d) the commencement of, and any material determination in, any litigation with any third party or any proceeding before any Governmental Authority affecting Borrower or the REO Affiliate.

         7.08. Compliance with Loan Papers. Borrower will promptly comply, and will cause Servicer and each REO Affiliate to promptly comply, with any and all covenants and provisions of this Agreement, the Note and all other of the Loan Papers and other reasonable requests by Lender related to the Loan.

         7.09. Compliance with Material Agreements. Borrower will comply, and will cause Servicer and each REO Affiliate to comply, in all material respects with all material agreements, indentures, mortgages, or documents binding on it or affecting its properties or business.

         7.10. Operations and Properties. Borrower and each REO Affiliate will act prudently and in accordance with Standard Industry Practices and the applicable rules and standards of the local Governmental Authority in managing and operating its assets, properties, business, and investments, and in making improvements to, or undertaking construction thereon. Borrower will keep, and with respect to REO Property will ensure each REO Affiliate keeps, in good working order and condition, ordinary wear and tear excepted, all of its assets and properties which are necessary to the conduct of its business and cause the Underlying Real Estate and REO Property to be maintained in at least as good a condition as they existed on the date of acquisition of the Collateral Loan or REO Property by Borrower or REO Affiliate, ordinary wear and tear excepted, and will make, or ensure Servicer makes, such Protective Advances as may be required to do so.

         7.11. Books and Records; Access. Borrower and each REO Affiliate will give any representative of Lender access during all business hours to, and permit such representative to examine, copy, or make excerpts from, any and all books, records and documents in the possession of Borrower or any REO Affiliate and relating to its affairs, and to inspect any of the properties of Borrower. Borrower and each REO Affiliate will maintain complete and accurate books and records of its transactions in accordance with good accounting practices.

         7.12. Compliance with Law. Borrower will comply with, and will cause each REO Affiliate to comply with, all applicable laws, rules, regulations, and all orders of any Governmental Authority applicable to it or any of its property, business operations, or transactions, a breach of which could have a Material Adverse Effect on Borrower's or any REO Affiliate's financial condition, business, or credit. Borrower will keep and maintain its assets and any REO Property in material compliance with, and shall not cause or permit any of the same to be in violation of, any Applicable Environmental Laws.

         7.13. Authorizations and Approvals. Borrower will promptly obtain, from time to time at its own expense, and will ensure each REO Affiliate obtains, all such governmental licenses, authorizations, consents, permits, and approvals as may be required to enable it to comply with its obligations hereunder and under the other Loan Papers.

         7.14. Experienced Management. Borrower will at all times hire and retain management and supervisory personnel adequate for the proper management, supervision and conduct of its properties, business and operation.

         7.15. Further Assurances. Borrower will, and will ensure each REO Affiliate will, make, execute or endorse, and acknowledge and deliver or file or cause the same to be done, all such vouchers, invoices, notices, certifications and additional agreements, undertakings, conveyances, deeds of trust, mortgages, transfers, assignments, financing statements, or other assurances, and take any and all such other action, as Lender may, from time to time, deem reasonably necessary or proper in connection with this Agreement or any of the other Loan Papers, the obligations of Borrower hereunder or thereunder, or for better assuring and confirming unto Lender all or any part of the security for any of such obligations, or for granting to Lender any security for the Obligation which Lender may request from time to time, or for facilitating collection of the Collateral hereunder.

         7.16. Collection Efforts. Borrower will exercise collection efforts with respect to the Collateral Loans as is consistent with sound business practice. Borrower will at all times comply with Standard Industry Practices and Borrower's past procedures related to due diligence, collateral control, collection, and reporting procedures with respect to all Collateral Loans. Borrower's principal office shall at all times be maintained at 6400 Imperial Drive, P.O. Box 8216, Waco, Texas, 76714-8216 and Borrower's books, records, and files related to the Collateral Loans (including, without limitation, the Due Diligence Reports) shall at all times be maintained at the Servicer's offices set forth on Schedule 7.16 attached hereto. Borrower shall maintain all files related to the Collateral Loans in a reasonably prudent manner.

         7.17. Management. Borrower will give Lender prompt notice of (a) all senior management changes and (b) any substantial material change in Borrower's management structure or personnel contemplated by Borrower.

         7.18.   Records.   Borrower will maintain complete and accurate
records and files pertaining to each Collateral Loan delivered to Lender or the Collateral Custodian, and retain such records and files together with all Collateral Loan Documents, in the possession of Borrower, in restricted access secure facilities reasonably safe from loss or destruction.

         7.19. Grant of Specific Liens. Borrower will, at any time Underlying Real Estate is foreclosed upon by Borrower, grant to Lender a Lien upon such Underlying Real Estate, subject only to Permitted Liens and, if the foreclosed Underlying Real Estate or the note secured by the Underlying Real Estate being foreclosed upon has been conveyed to an REO Affiliate, Borrower will obtain an REO Note following the assignment to the REO Affiliate, and will ensure the REO Affiliate grants (a) to Lender, a second priority lien, securing its Guaranty obligations and (b) to Borrower a first priority lien securing the REO Note, in such Underlying Real Estate, following the foreclosure; provided, however, that with respect to any such Underlying Real

Estate located in New York or Florida, the deeds of trust or mortgages granting such liens shall only be filed of record upon the request of Lender.

         7.20. Ancillary Agreements. Borrower will fully comply with, and perform (or cause Servicer to perform, as the case may be), all of the terms of the Lockbox Agreement, the Servicing Agreement, and the other Loan Papers.

         7.21.   General Indemnity; Environmental Indemnity

                 (a) Borrower hereby agrees to indemnify, protect, and hold Lender and its parent, subsidiaries, directors, officers, employees, representatives, agents, successors, assigns, affiliates, and attorneys (collectively, with their successors and assigns, the "INDEMNIFIED PARTIES") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses (including, without limitation, attorneys' fees and legal expenses whether or not suit is brought and settlement costs), and disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against any of the Indemnified Parties, in any way relating to or arising out of the Loan Papers or any of the transactions contemplated therein or the performance or exercise of any rights or remedies thereunder (collectively, the "INDEMNIFIED LIABILITIES") to the extent that any of the Indemnified Liabilities results, directly or indirectly, from any claim made (whether or not in connection with any legal action, suit, or proceeding) by or on behalf of any person or entity,INCLUDING MATTERS ARISING OUT OF THE ORDINARY NEGLIGENCE OF THE INDEMNIFIED PARTIES, BUT EXCLUDING MATTERS ARISING OT OF THE FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE INDEMNIFIED PARTIES; provided, however, that Lender shall not be indemnified against any claim resulting from any action taken by Lender with respect to any Collateral subsequent to the foreclosure upon such Collateral by Lender or for any material breach of Lender's obligations hereunder. The provisions of and undertakings and indemnification set forth in this paragraph shall survive the satisfaction and payment of the Obligation and termination of this Agreement.

                 (b) Borrower agrees to promptly pay and discharge when due all debts, claims, liabilities, and obligations with respect to any clean-up measures necessary for Borrower to comply with Applicable Environmental Laws affecting Borrower, the Mortgaged Property, the REO Property, and the Underlying Real Estate, provided that, with respect to any single tract or parcel of real property, Borrower shall not be required to take such action if failure to take such action would not have a Material Adverse Effect on the financial condition of Borrower or any REO Affiliate or would not, in the reasonable opinion of Lender, have the potential for creating any liability or claim against Lender. Borrower hereby agrees to indemnify, protect, and hold each of the Indemnified Parties harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, proceedings, costs, expenses (including, without limitation, all reasonable attorneys' fees and legal expenses whether or not suit is brought), and disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against Indemnified Parties, with respect to or as a direct or indirect result of any violation, or claimed violation of, any Applicable Environmental Laws by Borrower; or with respect to or as a direct or indirect result of Borrower's generation, manufacture, production, storage, release, threatened release, discharge, disposal of a Hazardous Substance at, on or about any REO Property, Mortgaged Property, Underlying Real Estate or any property of Borrower or which secures any indebtedness owed to Borrower, including, without limitation, (a) all damages related to any such use, generation, manufacture, production, storage, release, threatened release, discharge, disposal, or presence, or (b) the costs of any required or necessary environmental investigation, monitoring, repair, cleanup, or detoxification and the preparation and implementation of any closure, remedial, or other plans; provided, however, that Lender shall not be indemnified against any claim resulting from any action taken by Lender with respect to any Collateral or REO Property subsequent to the foreclosure upon such Collateral or REO Property by Lender. The provisions of and undertakings and indemnification set forth in this paragraph shall survive the satisfaction and payment of the Obligation and termination of this Agreement. It shall not be a defense to the covenant of Borrower to indemnify that the act, omission, event or circumstance did not constitute a violation of any Applicable Environmental Law at the time of its existence or occurrence. The terms "HAZARDOUS SUBSTANCE" and "RELEASE" shall have the meanings specified in the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), and the terms "SOLID WASTE" and "DISPOSED" shall have the meanings specified in the Resource Conservation and Recovery Act of 1976 ("RCRA"); provided, however, to the extent that any other applicable laws of the United States of America or political subdivision thereof establish a meaning for "hazardous substance," "release," "solid waste," or "disposed" which is broader than that specified in either SARA or RCRA, such broader meaning shall apply. As used in this Agreement, "APPLICABLE ENVIRONMENTAL LAW", shall mean and include the singular, and "APPLICABLE ENVIRONMENTAL LAWS" shall mean and include the collective aggregate of the following: Any law, statute, ordinance, rule, regulation, order or determination of any Governmental Authority affecting Borrower or any REO Affiliate pertaining to hazardous substances or the environment, including, without limitation, all applicable flood disaster laws and health, safety and environmental laws and regulations pertaining to health, safety or the environment, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), the Resource Conservation and Recovery Act of 1976, the Superfund Amendments and Reauthorization Act of 1986, the Occupational Safety and Health Act, the Texas Water Code, the Texas Solid Waste Disposal Act, and any federal, state or municipal laws, ordinances, regulations, or law which may now or hereafter require removal of asbestos or other hazardous wastes from any property of Borrower or any REO Affiliate or impose any liability on Lender related to asbestos or other hazardous wastes in any property of Borrower or any REO Affiliate. The provisions of this Section 7.21 shall survive the repayment of the Note. In the event of the transfer of the Note or any portion thereof, Lender or any subsequent holder of the Note and any participants shall continue to be benefited by this indemnity agreement with respect to the period of such holding of the Note.

         Borrower will reimburse each Indemnified Party for all expenses (including reasonable fees and disbursements of counsel) as they are incurred by such Indemnified Party in connection with investigating, preparing for, or defending any action (or enforcing this Agreement, or any of the other Loan Papers). Borrower agrees that it will not settle or compromise or consent to the entry of any judgment in any pending or threatened action in respect of which indemnification has been sought hereunder (whether or not an Indemnified Party is a party therein) unless Borrower has given Lender reasonable or prior written notice thereof and obtained an unconditional release of each Indemnified Party from all liability arising therefrom.

                                   SECTION 8

                               NEGATIVE COVENANTS

         So long as Lender has any commitment to make Advances hereunder, and until payment in full of the Note and the performance of the Obligation, Borrower agrees that (unless Lender shall otherwise consent in writing):

         8.01. Limitation on Indebtedness. Borrower will not, and will ensure each REO Affiliate does not, incur, create, contract, waive, assume, have outstanding, guarantee or otherwise be or become, directly or indirectly, responsible for any Indebtedness, except (a) Indebtedness arising out of this Agreement, (b) liabilities for taxes and assessments incurred in the ordinary course of business, (c) obligations under the Servicing Agreement, (d) current amounts payable or accrued of other claims (other than for borrowed funds or purchase money obligations or transactions which are equivalent thereto) incurred in the ordinary course of business, provided that all such liabilities, accounts, and claims shall be promptly paid and discharged when due or in conformity with customary trade terms, (e) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business, (f) Indebtedness of Borrower or each REO Affiliate as reflected in the most recent financial statements of Borrower delivered to Lender; (g) subordinated indebtedness approved by Lender in accordance with Section 6.02(h) herein and (h) the REO Notes.

         8.02. Negative Pledge. Borrower will not, and will ensure each REO Affiliate does not, create or suffer to exist any mortgage, pledge, security interest, conditional sale, Lien, or other title retention agreement, charge, encumbrance, or other Lien (whether such interest is based on common law, statute, other law or contract) upon any of its property or assets, now owned or hereafter acquired, except for Permitted Liens or Permitted Prior Liens.

         8.03. Prepayments. Borrower will not, and will ensure each REO Affiliate does not, directly or indirectly pay any subordinated indebtedness permitted hereunder prior to the date on which such subordinated indebtedness is due and payable in accordance with the terms thereof and will not directly or indirectly make any payment of any subordinated indebtedness which would violate the terms of the subordination agreement applicable to such subordinated indebtedness.

         8.04. Limitation on Investments. Borrower will not, and will ensure each REO Affiliate does not, make or have outstanding any Investments in any Person, except for Borrower's ownership of REO Affiliates, Temporary Cash Investments, and such other "cash equivalent" investments as Lender may from time to time approve.

         8.05. Alteration of Material Agreements. Borrower will not, and will ensure each REO Affiliate does not, consent to or permit any alterations, amendments, modifications, releases, waivers, or terminations of any material agreement to which it is a party which could result in a Material Adverse Effect.

         8.06. Certain Transactions. Borrower will not, and will ensure each REO Affiliate does not, enter into any transaction with, or pay any management fees to, any Affiliate; provided, however, that Borrower or any REO Affiliate may enter into the Servicing Agreement and transactions evidenced by the REO Notes and may enter into any other transaction with Affiliates provided payments to such Affiliates under such transaction is limited to Borrower's pro rata share of Excess Cash Flow received pursuant to Section 3.06(c).

         8.07. Issuance of Shares. Borrower will not, and will ensure each REO Affiliate does not, issue, sell, or otherwise dispose of, any shares of its capital stock or other securities, or rights, warrants, or options to purchase or acquire any shares or securities.

         8.08. Limitation on Sale of Properties. Borrower will not, and will ensure each REO Affiliate does not, sell, assign, convey, exchange, lease, or otherwise dispose of any of its properties, rights, assets, or business, whether now owned or hereafter acquired, except in the ordinary course of its business and for a fair consideration, and in such event shall immediately pay such proceeds into the Lockbox Account to be applied pursuant to Section 3.06.

         8.09. Name, Fiscal Year and Accounting Method. Borrower will not, and will ensure each REO Affiliate does not, change its name, fiscal year, or method of accounting.

         8.10. Liquidation, Mergers, Consolidations and Dispositions of Substantial Assets. Borrower will not, and will ensure each REO Affiliate does not, dissolve or liquidate, or become a party to any merger or consolidation unless Borrower or the REO Affiliate, as applicable, shall be the surviving entity of its property or assets or business; provided, however, that the foregoing shall not operate to prevent a merger of any Person into the Borrower; provided, however, that Borrower shall be the surviving or continuing corporation and, after giving effect to such merger or consolidation: (a) Borrower or shall be in full compliance with the terms of this Agreement; and
(b) the management of Borrower shall be substantially unchanged.

         8.11. Lines of Business. Borrower will not, and will ensure each REO Affiliate does not, directly or indirectly, engage in any business other than those in which it is presently engaged, or discontinue any of its existing lines of business or substantially alter its method of doing business.

         8.12. No Amendments. Borrower will not and will ensure each REO Affiliate does not, amend its partnership agreement.

         8.13. Purchase of Substantial Assets. Borrower will not, and will ensure each REO Affiliate does not, purchase, lease, or otherwise acquire all or substantially all of the assets of any other Person except for the acquisition of the Asset Portfolios and foreclosure of Underlying Real Estate and other Collateral securing the Collateral Loans.

         8.14. New Places of Business. Borrower will not, and will ensure each REO Affiliate does not, transfer its principal place of business or chief executive office, except upon at least sixty (60) days prior written notice to Lender and after the delivery to Lender of financing statements in form satisfactory to Lender to perfect or continue the perfection of the Lender's Liens and security interests contemplated hereby.

         8.15. Fictitious Names. Borrower will not, and will ensure each REO Affiliate does not, use any fictitious name or "d/b/a".

         8.16. Margin Stock. Borrower will not own, purchase, or acquire (or enter into any contract to purchase or acquire) any "margin security" as defined by any regulation of the Federal Reserve Board as now in effect or as the same may hereafter be in effect unless, prior to any such purchase or acquisition or entering into any such contract, Lender shall have received an opinion of counsel satisfactory to Lender to the effect that such purchase or acquisition will not cause this Agreement to violate Regulations G, T, U, or X or any other regulation of the Federal Reserve Board then in effect.

         8.17.   Compliance with Environmental Laws.   Except in material
compliance with applicable laws (including all Applicable Environmental Laws), Borrower will not, and with respect to the REO Property will ensure that each REO Affiliate will not, use, generate, manufacture, produce, store, release, discharge, or dispose of on, under, or about any of its real property or transport to or from any of its real property any Hazardous Substance, or allow any other Person or entity to do so.

         8.18. Disposition of Collateral Loans. Company will not dispose of, or permit Servicer to dispose of, a Collateral Loan or otherwise settle the amount owed on any Collateral Loan, or permit any REO Affiliate to dispose of any REO Property, for an amount which is less than the Minimum Release Price.

         8.19. Modification of Ancillary Agreements. Borrower will not, and will ensure each REO Affiliate does not, attempt to amend, modify, or terminate any of the Loan Papers without Lender's written consent.

         8.20. Certain Payments. Borrower will not make any payment under the Servicing Agreement at any time any Event of Default exists hereunder or if such payment would cause an Event of Default hereunder.

                                   SECTION 9

                                   COLLATERAL

         9.01. Security. Borrower agrees to secure the Obligation to Lender by the pledge of, and the granting of a first priority perfected security interest in the Collateral more fully described in the Security Documents, including, without limitation (a) the Collateral Loans and Collateral Loan Documents (including, as a result of a Collateral Assignment, the REO Notes and REO Property) which shall come into the possession, custody, or control of the Collateral Custodian, Borrower, or Servicer, (b) the Mortgaged Property, (c) all cash, securities, notes, or other instruments deposited by Borrower in any cash collateral account securing Borrower's obligations hereunder, including without limitation the Tax Escrow Accounts and the Property Accounts for each Asset Portfolio, the Lockbox Account, and the Operating Reserve Account, (d) all interest of Borrower in any documents relating to the acquisition and ownership of the Asset Portfolios, including without limitation all related purchase agreements, to the extent such rights are assignable, and (e) cash and non-cash proceeds of the foregoing. Payment of the Obligation will be unconditionally guaranteed by each Guarantor and each Guarantor will secure the guaranteed obligations by a second priority lien in REO Property owned by such Guarantor.

         9.02. Lien on REO Properties. Each REO Property shall be owned by an REO Affiliate, it being understood that Borrower shall not take title to any REO Property. Immediately upon the acquisition of title to an REO Property by an REO Affiliate, Borrower (a) will cause such REO Affiliate to execute and deliver to Borrower an REO Note (which shall be endorsed by Borrower to Lender, and delivered to the Collateral Custodian), security instruments granting to Lender a second priority Lien on such REO Property or, in cases where such REO Property shall then be subject to Permitted Prior Liens, a Lien subject only to such Permitted Prior Liens and REO Security Documents granting to Borrower a first priority Lien on such REO Property subject only to Permitted Prior Liens, and (b) will execute and deliver to Lender a Collateral Assignment which shall be in form and substance satisfactory to Lender, pursuant to which Borrower shall collaterally assign to Lender, as security for the Obligation, all of Borrower's rights under such REO Note and REO Security Documents. Borrower (at its own expense) shall record such security instruments, REO Security Documents, and any related assignment(s) of lien with such filing offices as may be required by Lender to perfect and record Borrower's and Lender's respective interests in such REO Property. Prior to the taking of title to any REO Property by an REO Affiliate, Borrower shall provide Lender with an Environmental Site Assessment with respect to such REO Property or an update of the Environmental Site Assessment which was delivered to Lender in connection with the closing of the loan, and Borrower shall have received Lender's written acknowledgment that the results thereof are acceptable to Lender. In addition, for any REO Property with an Allocated Purchase Price in excess of $250,000, upon Lender's request, Borrower shall be obligated, at Borrower's expense, to provide for Lender's benefit such additional documentation as Lender would ordinarily require in connection with real estate collateral, including, without limitation, the following: an MAI appraisal performed in accordance with applicable law and sound banking practices, a title certificate or, if requested by the Lender, a Title Policy in an amount and issued by an insurer reasonably satisfactory to Lender, a current survey, and policies of liability, hazard, and casualty insurance naming Lender as an additional insured, mortgagee, and loss payee, all in amounts and issued by insurers reasonably satisfactory to Lender.

         9.03.   Assignment of Liens; Mortgages.

                 (a) To secure the prompt payment and performance to Lender of the Obligation, Borrower shall execute the Collateral Assignments, collaterally assigning to Lender all of the Liens securing the repayment of the Asset Portfolios and the obligations secured thereby, to the extent that such Liens exist with respect to an Asset in an Asset Portfolio.

                 (b) If Borrower or any REO Affiliate shall foreclose upon any Underlying Real Estate, Borrower or such REO Affiliate, as appropriate, shall execute and deliver to Lender a Mortgage (duly acknowledged and in recordable form) granting to Lender a first-priority Lien upon such Underlying Real Estate, subject only to Permitted Liens. In order to evidence the Lien on such real property, such documents shall be recorded, at the expense of Borrower, with such filing offices as may be required by Lender.

         9.04.   Insurance of Collateral.    Borrower agrees to maintain and
pay for, or cause to be maintained and paid for, insurance upon all Collateral (other than Collateral Loans or property securing any Collateral Loan, except as provided in the last sentence of this Section 9.04) covering casualty, hazard, public liability, and such other risks and in such amounts and with such insurance companies as shall be reasonably satisfactory to Lender; provided, however, that Borrower shall not be required to maintain casualty or hazard coverage in excess of an amount equal to 110% of the Allocated Purchase Price with respect to each Asset (or such greater amount as may be required by Lender, from time to time, at the end of any calendar quarter but in no event for an amount in excess of the replacement cost of such item of Collateral). Notwithstanding any of the foregoing, Borrower may elect to maintain and pay for one or more multi-property policies in lieu of individual insurance policies for each property. Any such multi-property policy (a) will be, for each property covered thereby, in the amount required for such property hereunder; (b) shall be in a total amount in all respects satisfactory to Lender and (c) shall provide coverage for public liability in an amount not less than $5,000,000; provided, however, that Lender shall have the right to require a separate insurance policy on any REO Property owned by an REO Affiliate for more than six months. Borrower shall deliver the certified copies of any policies maintained pursuant to this Section 9.04 to Lender with satisfactory endorsements naming Lender as loss payee and as mortgagee pursuant to a standard mortgagee clause. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever. If Borrower fails to provide and pay for such insurance, Lender may, at Borrower's expense, procure the same, but shall not be required to do so. Borrower agrees to deliver to Lender, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies. Without limiting Borrower's obligation under this Section 9.04 to purchase and maintain additional or different insurance coverages in the future, Lender shall notify Borrower, within ten (10) Business Days of receipt of all copies of insurance policies maintained by Borrower, whether the coverages represented by such policies are satisfactory to Lender for purposes of this Section 9.04. Borrower or Servicer (a) shall promptly notify Lender of the failure of any Account Debtor under a Collateral Loan to maintain the insurance coverage required under such Collateral Loan and (b) if requested by Lender, shall make or shall ensure Servicer makes, a Protective Advance to procure the required coverage.

         9.05.   Delivery of Collateral.

                 (a) Borrower shall deliver to Collateral Custodian within the time frame specified in Section 6.02, the following instruments and documents, to the extent that such instruments and documents exist with respect to the Assets in each Asset Portfolio, in which Borrower has granted and in which it hereafter grants to Lender a security interest, all of which shall be in form and substance acceptable to and approved by Lender:

                          (i) the original mortgage note evidencing each Collateral Loan (properly endorsed to Borrower), duly endorsed in blank which endorsement may be on the original mortgage note or by Allonge or, when the original mortgage note is unavailable, a Lost Note Affidavit together with a certified copy of each such note;

                          (ii) the recorded original mortgage securing each Collateral Loan, together with a duly executed assignment in recordable form thereof;

                          (iii) the original guaranties, assignments of rents, to the extent existing with respect to any Asset in any Asset Portfolio, and other instruments and documents, including any possessory documents, relating to security for and payment of each Collateral Loan, together with duly executed assignments thereof;

                          (iv) a policy of mortgage title insurance on American Land Title Association's standard policy form (revised coverage, most recent form) or on other policy forms as may be required by applicable laws, statutes, rules, or regulations from a national title insurance company, in favor of Borrower insuring the lien of the mortgage securing the mortgage note as a first and prior lien (subject only to such liens and encumbrances as are generally acceptable to reputable lending institutions, mortgage investors and securities dealers and to Permitted Prior Liens) to the extent such policy is provided by a seller under a Sale Agreement or Borrower, exercising reasonable judgment, determines to purchase such a title policy;

                          (v) a transmittal letter listing all documents being delivered to Collateral Custodian;

                 (b) Borrower shall deliver to the Servicer all other documents related to the Collateral Loans, including without limitation the following:

                          (i) evidence satisfactory to Lender that any premises covered by any mortgage securing such Collateral Loan is insured against fire and other perils for extended coverage for an amount at least equal to the full insurable value of such premises (Lender reserves the right to obtain (or require Borrower to obtain) a loss payable endorsement in its favor if it so desires);

                          (ii) upon request of Lender, if any, original copies, or photocopies of surveys and all other instruments, documents, and other papers pertaining to the Collateral Loan; and

                          (iii) other documentation as Lender may reasonably deem proper, including without limitation, all disclosures required by applicable Truth-in-Lending and other consumer credit regulations promulgated by a Governmental Authority.

The documents listed in Section 9.05(a)(i) through (v) and Section 9.05(b)(i) through (iii) are now collectively referred to herein as the "COLLATERAL LOAN DOCUMENTS."

         9.06. Possession of Collateral Loan Documents; Sale of Collateral. Notwithstanding the foregoing, Collateral Loans which have subsequently been delivered to Collateral Custodian shall continue to be valued subject to the conditions and during the time periods described below, and so long as the Collateral Loan Documents are in existence, notwithstanding the fact that such Collateral Loan Documents have been subsequently delivered by Lender or Collateral Custodian to Borrower or Servicer:

                 (a) Prior to the occurrence of an Event of Default or Potential Default, Lender may agree to permit, from time to time, the temporary withdrawal by Borrower, pursuant to a trust receipt executed by Borrower, of specified notes evidencing Collateral Loans, pledged to Lender as collateral security for the Obligation, for a period not to exceed eighteen (18) days from the date of such withdrawal, which withdrawal shall be for the sole purpose of permitting Borrower to amend and/or correct errors in such notes and thereby enhance the ultimate sale value of such notes and for other purposes more particularly described in the Collateral Custodian Agreement.

                 (b) Notwithstanding anything to the contrary contained herein, Lender shall continue to have a valid, perfected, first priority security interest and lien in each Collateral Loan and related note delivered to Borrower or any qualified investor, until payment of the full purchase price therefor has been made to Lender as described in this Section 9.06. If such mortgage note is not returned to the Lender or Lender's agent or bailee, within eighteen (18) days after Lender's release of possession thereof, then such Asset shall be deemed to have no Net Present Value for purposes of calculating a Pool Collateral Impairment Event.

                 For purposes of this Section 9.06, calculation of the eighteen
         (18) day period shall include the initial date of release of such Collateral Loan by Lender.

         9.07. Power of Attorney. Without limiting any other rights and remedies available to Lender hereunder, Borrower hereby appoints Lender as Borrower's attorney-in-fact, with full power of substitution, for the purpose of carrying out the provisions of this Agreement or any Loan Paper and taking any action and executing in the name of Borrower, without recourse to Borrower, any document or instrument, which Lender may deem necessary or advisable to accomplish the purposes hereof and of any Loan Paper (including, without limitation, perfecting, or protecting the liens on and security interests in any Collateral) which appointment is coupled with an interest and is irrevocable. Upon the occurrence of a Potential Default or an Event of Default, Borrower hereby authorizes Lender in its discretion at any time and from time to time to exercise such Power of Attorney, including without limitation (a) completing any Collateral Assignment which heretofore was, or hereafter at any time may be, executed and delivered by Borrower to Lender so that such assignment describes a mortgage which is security for any Collateral Loan now or hereafter at any time constituting Collateral and recording the same, and (b) completing any other assignment or endorsement that was delivered in blank hereunder or pursuant to the terms hereof.

         9.08. Appointment of Collateral Custodian. Contemporaneously herewith, Lender has appointed Fleet National Bank as a collateral custodian (the "COLLATERAL CUSTODIAN") pursuant to the Custodial Agreement entered into by and among such Collateral Custodian, Borrower, Servicer, and Lender for the purpose of exercising any rights, and performing any duties, of Lender with respect to Collateral hereunder, including without limitation, the rights and duties described in this Section 9, to the extent set forth in the Custodial Agreement. Borrower shall deliver to such Collateral Custodian all Collateral and all requests for release of Collateral shall be made by Borrower to the Collateral Custodian (with a copy of each such request being simultaneously delivered to Lender).

         9.09. Releases. Lender shall release the Liens and security interests related to each Released Asset upon payment into the Lockbox Account of the applicable Release Price for such Released Asset. In the event of a sale of REO Property or a specific tract, the Minimum Release Price for such REO Property or tract will, notwithstanding the principal amount of the REO Note delivered by each REO Affiliate to Borrower in connection with such REO Property or tract, be equal to the greater of (a) all Net Sales Proceeds received by any REO Affiliate with respect to such REO Property or tract or (b) the Minimum Release Price for such REO Property or tract, calculated as if Borrower owned the REO Property or tract and no REO Note existed.

                                   SECTION 10

                               EVENTS OF DEFAULT

         10.01. Events of Default. An "EVENT OF DEFAULT" shall exist if any one or more of the following events (herein collectively called "EVENTS OF DEFAULT") shall occur and be continuing:

                 (a) Borrower shall (i) fail to pay when due any principal of, or interest on, the Note or (ii) fail to pay when due any fee, expense, or other payment required hereunder (other than any payments required by Section 3.03(b) herein) and such fee, expense, or other payment shall remain unpaid for three (3) days following delivery by Lender to Borrower of written notice of such failure;

                 (b)      Borrower shall fail to make payments required by
         Section 3.03(b) herein and

                          (i) shall fail to provide Lender with a written plan detailing the actions Borrower proposes to take to remedy the Collateral Impairment Event within seventy-two (72) hours after receipt by Borrower of written notice of the occurrence of a Collateral Impairment Event; or

                          (ii) in the event Lender, in its sole discretion, rejects Borrowers' plans for remedying the Collateral Impairment Event, such failure shall continue for fourteen (14) days following receipt by Borrower of written notice of the Collateral Impairment Event; or

                          (iii) such failure shall continue for thirty (30) days following receipt by Borrower of written notice of the occurrence of a Collateral Impairment Event.

                 (c) any representation or warranty made under this Agreement, or any of the other Loan Papers, or in any certificate or statement furnished or made to Lender pursuant hereto or in connection herewith or with the Loans hereunder, shall prove to be untrue or inaccurate in any material respect as of the date on which such representation or warranty is made;

                 (d) default shall occur in the performance of any of the covenants or agreements of Borrower contained in Section 6.02(g) or
         Section 8 herein;

                 (e) default shall occur in the performance of any of the other covenants or agreements of Borrower or any REO Affiliate contained herein or any of the other Loan Papers and such default is not remedied within thirty (30) days after the occurrence thereof;

                 (f) default shall occur in the payment of any material Indebtedness of Borrower or default shall occur in respect of any note, loan agreement or credit agreement relating to any such Indebtedness and such default shall continue for more than the period of grace, if any, specified therein; or any such Indebtedness shall become due before its stated maturity by acceleration of the maturity thereof or shall become due by its terms and shall not be promptly paid or extended;

                 (g) any of the Loan Papers shall cease to be legal, valid, and binding agreements, enforceable against any party executing the same in accordance with the respective terms thereof, or shall in any way be terminated or become or be declared ineffective or inoperative or shall in any way whatsoever cease to give or provide the respective liens, security interest, rights, titles, interest, remedies, powers, or privileges intended to be created thereby;

                 (h) Borrower, any General Partner, or any REO Affiliate shall (i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor, or liquidator of itself or of all or a substantial part of its assets, (ii) file a voluntary petition in bankruptcy or admit in writing that it is unable to pay its debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) file a petition or answer seeking reorganization of an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization, or insolvency proceeding, or
         (vi) take corporate action for the purpose of effecting any of the foregoing;

                 (i) an involuntary petition or complaint shall be filed against Borrower, any General Partner, or any REO Affiliate seeking bankruptcy or reorganization of Borrower, any General Partner, or any REO Affiliate or the appointment of a receiver, custodian, trustee, intervenor, or liquidator of Borrower, any General Partner, or any REO Affiliate, or all or substantially all of its respective assets, and such petition or complaint shall not have been dismissed within 60 days of the filing thereof; or an order, order for relief, judgment, or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition or complaint seeking reorganization of Borrower, any General Partner, or any REO Affiliate or appointing a receiver, custodian, trustee, intervenor, or liquidator of Borrower, any General Partner, or any REO Affiliate, or of all or substantially all of its respective assets, and such order, judgment, or decree shall continue unstayed and in effect for a period of thirty (30) days;

                 (j) any final judgment(s) for the payment of money in excess of the sum of $500,000 in the aggregate shall be rendered against Borrower or any REO Affiliate and such judgment or judgments shall not be satisfied or discharged at least ten (10) days prior to the date on which any of its assets could be lawfully sold to satisfy such judgment;

                 (k)      Borrower creates a Plan;

                 (l) there shall occur any change in the condition (financial or otherwise) of Borrower or any REO Affiliate or its assets which, in the reasonable opinion of Lender, has a Material Adverse Effect;

                 (m) Borrower or any REO Affiliate shall breach any of its obligations under any Sale Agreement which, in the reasonable opinion of Lender, has a Material Adverse Effect;

                 (n) any note (or replacement note) evidencing a Collateral Loan delivered to Borrower or any Investor under Section
         9.06 herein shall fail to be returned to Collateral Custodian within the time limits provided for in Section 9.06 unless such Collateral Loan has been released as provided for herein and payment of the Release Price has been received by Lender;

                 (o) Servicer defaults in the performance of its obligations under any servicing agreement, including, without limitation, the Servicing Agreement, and such default is not cured on or before the earlier of ten (10) days following (i) knowledge by Borrower of such default or (ii) receipt by Borrower of notice of such default; or

                 (p) there shall occur any change in the ownership of Borrower, Servicer, or any REO Affiliate.

         10.02. Remedies Upon Event of Default. If an Event of Default shall have occurred and be continuing, then Lender may exercise any one or more of the following rights and remedies, and any other rights or remedies provided in any of the Loan Papers or otherwise available at law or equity, as Lender in its sole discretion may deem necessary or appropriate: (a) terminate Lender's commitment to lend hereunder, (b) declare the principal of, and all interest then accrued on, the Note and any other liabilities hereunder (together with any costs, liabilities or expenses of exercising its rights and remedies hereunder or under any Loan Paper) to be forthwith due and payable, whereupon the same shall forthwith become due and payable without presentment, demand, protest, notice of default, notice of acceleration, or of intention to accelerate or other notice of any kind all of which Borrower hereby expressly waives, anything contained herein or in the Note to the contrary notwithstanding, (c) reduce any claim to judgment, and/or (d) without notice of default or demand, pursue, and enforce any of Lender's rights and remedies under the Loan Papers, or otherwise provided under or pursuant to any applicable law or agreement, including, without limitation, all of the rights and remedies of a secured party under the Security Documents or under the Uniform Commercial Code adopted in the State of New York, all of which rights and remedies shall be cumulative, and none of which shall be exclusive; provided, however, that if any Event of Default specified in Sections 10.01(h) and (i) shall occur, the principal of, and all interest on, the Note and other liabilities hereunder shall thereupon become due and payable concurrently therewith, and Lender's obligations to lend shall immediately terminate hereunder, without any further action by Lender and without presentment, demand, protest, notice of default, notice of acceleration, or of intention to accelerate or other notice of any kind, all of which Borrower hereby expressly waives.

         10.03. Performance by Lender. Should Borrower fail to perform any covenant, duty, or agreement contained herein or in any of the Loan Papers, Lender may, at its option, after reasonable notice to Borrower of such failure, perform or attempt to perform such covenant, duty or agreement on behalf of Borrower. In such event, Borrower shall, at the request of Lender, promptly pay any amount expended by Lender in such performance or attempted performance to Lender at its principal office in New York, New York, together with interest thereon at the highest lawful rate from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly understood that Lender shall not assume any liability or responsibility for the performance of any duties of Borrower hereunder or under any of the Loan Papers or other control over the management and affairs of Borrower.

                                   SECTION 11

                                 SECURITIZATION

         11.01 OPTION. From time to time, Borrower, or an Affiliate of Borrower reasonably acceptable to Lender, may securitize and/or sell the Assets in one or more Securitization Transactions upon terms and conditions reasonably acceptable to Borrower or such Affiliate. Borrower hereby grants to Securitization Agent the option and the right, but not the obligation, pursuant to underwriting agreements and/or placement agency agreements in form and substance reasonably satisfactory to Securitization Agent or its designee and Borrower and its designee, for the Securitization Agent or its designee to act as lead underwriter on a rotational basis or as co-underwriter or placement agent with respect to each such Securitization Transaction. In no event shall the Securitization Agent or any such designee be obligated to purchase Securities sold through such Securitization Transactions.

         11.02 BORROWER COOPERATION. In connection with any Securitization Transaction, Borrower agrees that (i) the Assets which are the subject of such Securitization Transaction shall conform to the historical underwriting procedures used by Borrower and Borrower's Affiliates and (ii) Borrower shall cooperate with all reasonable requirements and due diligence requests of the Securitization Agent or its designee, any rating agencies, credit enhancers, and master and special servicers necessary to facilitate the issuance of the related Securities, including, if Borrower is using the Securitization Agent's Shelf

Registration Statement, the entering into of a mortgage loan purchase and sale agreement in form and substance reasonably satisfactory to the Lender.

         11.03 FEES. In the event Securitization Agent or its designee acts as underwriter and/or placement agent in connection with any Securitization Transaction, Borrower shall pay, or cause to be paid to Securitization Agent a percentage (to be mutually agreed upon by Securitization Agent or such designee and Borrower based upon the then prevailing competitive market rates) of the initial principal amount of each Security issued pursuant to such Securitization Transactions.

         11.04 INFORMATION. Borrower hereby covenants and agrees that it will represent and warrant that all information to be provided by it or any of its Affiliates in connection with any Securitization Transaction shall be true, correct and complete. Borrower shall enter into such agreements and provide such certificates, opinions and other documents as Securitization Agent or its designee may reasonably deem necessary or appropriate in connection with any such Securitization Transaction, including without limitation, an indemnification agreement satisfactory to Lender or its designee pursuant to which Securitization Agent, such designee, Securitization Agent's Affiliates, and their respective officers, directors, agents, and employees shall be indemnified for all liabilities, losses, damages, judgments, costs, and expenses resulting from a breach of the representation, warranty, and agreement set forth in the immediately preceding sentence.

                                   SECTION 12

                                 MISCELLANEOUS

         12.01. Modification. All modifications, consents, amendments, or waivers of any provision of any Loan Paper, or consent to any departure by Borrower therefrom, shall be effective only if the same shall be in writing and concurred in by Lender and then shall be effective only in the specific instance and for the purpose for which given.

         12.02. Accounting Terms and Reports. All accounting terms not specifically defined in this Agreement shall be construed in accordance with Generally Accepted Accounting Principles consistently applied on the basis used by Borrower in prior years. All financial reports furnished by Borrower to Lender pursuant to this Agreement shall be prepared on the same basis as those prepared by Borrower in prior years and shall be the same financial reports as those furnished to Borrower's officers and directors. All financial projections furnished by Borrower to Lender pursuant to this Agreement shall be prepared in such form and such detail as shall be satisfactory to Lender and shall be prepared on the same basis as the financial reports furnished by Borrower to Lender.

         12.03. Waiver. No failure to exercise, and no delay in exercising, on the part of Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other further exercise thereof or the exercise of any other right. The rights of Lender hereunder and under the Loan Papers shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Agreement, the Note, or any Loan Papers, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

         12.04. Payment of Expenses. Borrower agrees to pay all costs and expenses of Lender (including, without limitation, the reasonable attorneys' fees of legal counsel) incurred by Lender in connection with (a) the preservation and enforcement of Lender's rights under this Agreement, the Note, and/or the other Loan Papers, (b) the negotiation, preparation, execution, and delivery of this Agreement, the Note, and the other Loan Papers and any and all amendments, modifications, and supplements thereof or thereto, (c) Lender's due diligence related hereto, and (d) appraisals related to REO Properties procured by Lender acting in a commercially reasonable manner, whether or not any of the transactions contemplated hereby are consummated; provided that all such expenses are properly documented, and provided further, that, solely for the purposes of subsection (b) above, the fees and expenses of Lender in connection with (i) the closing of this Agreement shall not exceed $25,000, and
(ii) each subsequent Advance hereunder shall not exceed $5,000.

         12.05. Notices. Except as otherwise expressly provided herein, all notices, requests, and demands to or upon a party hereto shall be in writing, and shall be deemed to have been validly served, given, or delivered (a) if sent by certified or registered mail against receipt, three (3) Business Days after deposit in the mail, postage prepaid, or, if earlier, when delivered against receipt, (b) if sent by telecopier, when transmitted with sender's confirmation of successful transmission, or (c) if sent by any other method, upon actual delivery, in each case addressed as follows: (i) if to Lender, at its address shown below its name on the signature pages hereof, (ii) if to Borrower, at:

                 6400 Imperial Drive
                 P. O. Box 8216
                 Waco, Texas 76714-8216
                 ATTN:    James C. Holmes
                 Telecopier: (254) 751-1757

with courtesy
copies to:       FIRSTCITY SERVICING CORPORATION
                 6400 Imperial Drive
                 P.0. Box 8216
                 Waco, Texas 76714-8216
                 ATTN:    G. Stephen Fillip
                 Telecopier: (254) 751-1757

and              FIRSTCITY FINANCIAL CORPORATION
                 Law Department
                 P.O. Box 8216
                 Waco, Texas 76714-8216
                 ATTN: Richard J. Vander Woude
                 Telecopier: (254) 751-7725

and              CARGILL FINANCIAL SERVICES CORPORATION
                 6000 Clearwater Drive
                 Minnetonka, Minnesota 55343-9497
                 ATTN: E. Gerald O'Brien II
                 Telecopier: (612) 984-3905

or to such other address as each party may designate for itself by like notice given in accordance with this Section 12.05; provided, however, that any notice, request or demand to or upon Lender pursuant to Section 2 and Section 3 shall not be effective until received by the Lender; and provided, further, that any notice received by Lender after 3:00 P.M. (New York time) on any day from Borrower pursuant to Section 2 shall be deemed for the purposes of such section to have been given by Borrower on the next succeeding Business Day.

         12.06. Choice of Law; Submission to Jurisdiction; Waiver of Jury Trial. The Loan Papers are being delivered and consummated, and Borrower's duties hereunder are performable in the State of New York. The Loan Papers (other than those containing a contrary express choice of law provision) shall be construed in accordance with the laws of New York applicable to contracts made and performed in New York. Any suit, action, or proceeding against Borrower with respect to this Agreement, the Note, or any judgment entered by any court in respect thereof, may be brought in the courts of the State of New York, County of New York, or in the United States courts located in the State of New York as Lender in its sole discretion may elect and Borrower hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. Borrower hereby irrevocably and unconditionally waives (a) any objections which it may now or hereafter have to the laying of venue of any suit, action, or proceeding arising out of or relating to this Agreement, the Note, or any other Loan Paper brought in the courts located in the State of New York and hereby further irrevocably waives any claim that any such suit, action, or proceeding brought in any such court has been brought in any inconvenient forum, and (b) to the maximum extent not prohibited by law, any right it may have to claim or recover on any legal action or proceeding related hereto, any special, exemplary, punitive or consequential damages. BORROWER HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF, OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN PAPERS AND THE RIGHT TO BRING ANY ACTION IN COURTS LOCATED IN ANY STATE OTHER THAN NEW YORK.

         12.07. Invalid Provisions. If any provision of any Loan Paper is held to be illegal, invalid, or unenforceable under present or future laws during the term of this Agreement, such provision shall be fully severable; such Loan Paper shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of such Loan Paper; and the remaining provisions of such Loan Paper shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from such Loan Paper. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision shall be added as part of such Loan Paper a provision mutually agreeable to Borrower and Lender as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid and enforceable. In the event Borrower and Lender are unable to agree upon a provision to be added to the Loan Paper within a period of ten (10) Business Days after a provision of the Loan Paper is held to be illegal, invalid, or unenforceable, then a provision acceptable to Lender as similar in terms to the illegal, invalid or unenforceable provision as is possible and be legal, valid, and enforceable shall be added automatically to such Loan Paper. In either case, the effective date of the added provision shall be the date upon which the prior provision was held to be illegal, invalid, or unenforceable.

         12.08. Maximum Interest Rate. Regardless of any provision contained in any of the Loan Papers, Lender shall never be entitled to receive, collect or apply as interest on the Note any amount in excess of the Maximum Rate.

         12.09. Offset. Borrower hereby grants to Lender the right of offset, to secure repayment of the Note, upon any and all moneys, securities, or other property of Borrower and the proceeds therefrom, now or hereafter held or received by or in transit to Lender, from or for the account of Borrower, whether for safekeeping, custody, pledge, transmission, collection, or otherwise, and also upon any and all deposits (general or special) and credits of Borrower, and any and all claims of Borrower against Lender at any time existing.

         12.10. Multiple Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

         12.11. Entirety. The Loan Papers embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof.

         12.12. Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Agreement.

         12.13. Survival. All representations and warranties made by Borrower herein shall survive delivery of the Note and the making of the Loans.

         12.14.    Successors and Assigns; Participations by the Lenders.

                   (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that (i) Borrower shall not, directly or indirectly, assign or transfer, or attempt to assign or transfer, any of its rights, duties, or obligations under this Agreement or any of the Loan Papers without the express prior written consent of Lender, and (ii) Lender may not assign or transfer any of its rights or interests in this Agreement, the Note, the other Loan Documents or the Loan, other than to an Affiliate of Lender, except in accordance with this Section 12.14.

                   (b) Lender shall have the right, at any time and from time to time, to sell or transfer to any Person (other than AMRESCO, Inc., Ocwen Financial Corporation or Wilshire Funding Corp.) a participation interest in Lender's portion of the Loans provided in the case of any such participation, Lender shall remain the "LENDER" for all purposes under the Loan Papers (including without limitation any votes, elections or other decisions of the Lender hereunder) and shall remain fully liable for its obligations hereunder, included but not limited to funding all Advances hereunder, and Borrower shall continue to deal directly and solely with Lender under the Loan Papers and shall have no duty or obligation to deal with any participant in any manner (including without limitation, delivery of information or distribution of any funds to any participant).

                   (c) Lender shall have the right, at any time and from time to time to assign all or a part of its rights, interests, and obligations under this Agreement subject to and in accordance with the following provisions:

                           (i) Borrower shall have given its prior written consent for any assignment; provided that Borrower's consent shall not be unreasonably withheld or delayed, and shall not be required during the continuation of an Event of Default or Potential Default.

                           (ii) Each assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations under this Agreement.

                           (iii) Any assignment hereunder must also include an assignment of an equal interest in such Lender's rights and obligations under the Affiliate Loan Agreements.

                           (iv) The parties to any assignment shall execute and deliver to Lender, for recording in the Register, with a copy thereof to Borrower, an Assignment and Acceptance, in form and substance acceptable to Lender (an "ASSIGNMENT AND ACCEPTANCE"), together with new Notes subject to such assignment.

         Upon execution of an Assignment and Acceptance, delivery by the transferor Lender of an executed copy thereof to Borrower and Lender (together with notice that payment of the purchase price, as hereinafter provided, shall have been made), and payment by such purchaser to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such purchaser, from and after the effective date specified in such Assignment and Acceptance (which effective date shall be at least (5) five Business Days after the execution thereof), (A) the assignee thereunder shall be a party to this Agreement as a "LENDER" hereunder and, to the extent provided in such Assignment and Acceptance, shall have the rights and obligations of a Lender hereunder, and (B) the assigning Lender shall, to the extent provided in such assignment, be released from its obligations under this Agreement, except for any such obligations which by their nature should survive any such assignment.

                   (d) Lender shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "REGISTER") for the recordation of the names and addresses of each Lender and the Loan percentages of, and principal amount of the Loan owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower, and each Lender may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower and the Lenders at any reasonable time and from time to time upon reasonable prior notice.

                   (e) Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, Lender shall (i) record the information contained therein in the Register, and (ii) give prompt notice thereof to Borrower and Lender (other than the assigning Lender), and this Agreement shall automatically be deemed revised to reflect the name, address, Commitment and Loan Percentage of the new Lender and the deletion of or changed information for the assigning Lender. Within five (5) Business Days after receipt of such notice, Borrower, at the Lenders' expense, shall execute and deliver to the Lender, in exchange for each surrendered Note, a new Note payable to the order of such new Lender in an amount equal to the amount assigned to such new Lender pursuant to such Assignment and Acceptance and, if the assigning Lender has retained some portion of its obligations hereunder, a new Note payable to the order of the assigning Lender in an amount equal to the amount retained by it hereunder. Such new Note shall provide that they are replacements for the surrendered Note, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Note, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Note. The surrendered Note shall be canceled and returned to Borrower.

         12.15. Senior Debt; Borrower Subordination. The Indebtedness of Borrower hereunder and under the Note and all of the Obligation is intended to be and shall be senior to any subordinated indebtedness of Borrower or any other Indebtedness of Borrower secured by a Lien on any portion of the Collateral (the foregoing shall not in any way imply Lender's consent to any such subordinate debt or Liens which is not otherwise permitted by this Agreement). The Note and any other amounts advanced to or on behalf of Borrower or any other Person pursuant to the terms of this Agreement or any other Loan Paper shall never be in a position subordinate to any Indebtedness of Borrower owing to any other Person, except with the knowledge and written consent of Lender.

         12.16. No Third Party Beneficiary. The parties do not intend the benefits of this Agreement to inure to any third party, nor shall this Agreement be construed to make or render Lender liable to any materialman, supplier, contractor, subcontractor, purchaser, or lessee of any property owned by Borrower, or for debts or claims accruing to any such persons against Borrower. Notwithstanding anything contained herein or in the Note, or in any other Loan Paper, or any conduct or course of conduct by any or all of the parties hereto, before or after signing this Agreement or any of the other Loan Papers neither this Agreement nor any other Loan Paper shall be construed as creating any right, claim, or cause of action against Lender, or any of their officers, directors, agents, or employees, in favor of any materialman, supplier, contractor, subcontractor, purchaser, or lessee of any property owned by Borrower, nor to any other person or entity other than Borrower.

         12.17. Oral Agreements Ineffective. THE LOAN PAPERS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES, AND THE SAME MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.




                     REMAINDER OF PAGE INTENTIONALLY BLANK.
                            SIGNATURE PAGE FOLLOWS.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.


FC PROPERTIES, LTD.                   FC PROPERTIES, LTD.,
P.O. Box 8216                         as Borrower
Waco, Texas  76714-8216
Telecopy No. 254/756-7032             By: FC ASSETS CORP.,
Attention: Terry R. DeWitt                as general partner


                                          By: /s/  JAMES C. HOLMES
                                             -----------------------------
                                             James C. Holmes,
                                             Senior Vice President



NOMURA ASSET CAPITAL                  NOMURA ASSET CAPITAL CORPORATION
CORPORATION
2 World Financial Center
Building B
New York, New York 10281-1198         By:  /s/  HELAINE FISHER HEBBLE
                                          -----------------------------------
                                          Helaine Fisher Hebble, Director





                       SIGNATURE PAGE TO CREDIT AGREEMENT

                                  EXHIBIT "A"


                                  FORM OF NOTE


$30,000,000                                                       March 20, 1998

         FOR VALUE RECEIVED, FC PROPERTIES, LTD., a Texas limited corporation ("BORROWER"), promises to pay to the order of NOMURA ASSET CAPITAL CORPORATION ("LENDER") that portion of the principal amount of $30,000,000 that may from time to time be disbursed and outstanding under this note together with interest.

         This note is the "Note" under the Revolving Credit Loan Agreement (as renewed, extended, amended, or restated, the "LOAN AGREEMENT") dated as of March 20, 1998, between Borrower and Lender. All of the defined terms in the Loan Agreement have the same meanings when used, unless otherwise defined, in this note.

         This note incorporates by reference the principal and interest payment terms in the Loan Agreement for this note, including, without limitation, the final maturity, which is the stated Maturity Date. Principal and interest are payable to the holder of this note through Lender at either (a) its offices at 2 World Financial Center, Building B, New York, New York 10281-1198, or (b) at any other address so designated by Lender in written notice to Borrower.

         This note incorporates by reference all other provisions in the Loan Agreement applicable to this note, such as provisions for disbursements of principal, applicable interest rates before and after an Event of Default, voluntary and mandatory prepayments, acceleration of maturity, exercise of rights and remedies, payment of attorneys' fees, court costs, and other costs of collection, certain waivers by Borrower and other obligors, assurances and security, choice of New York and United States federal Law, usury savings, and other matters applicable to Loan Papers under the Loan Agreement.


                                     FC PROPERTIES, LTD.,
                                     as Borrower

                                     By:  FC ASSETS CORP.,
                                          as general partner


                                          By:
                                             ---------------------------------
                                             James C. Holmes,
                                             Senior Vice President

                                  EXHIBIT "B"


                                DISCOUNT FACTORS



        =====================================================================================================
         COLL                   NPV DISCOUNT FACTOR (%)
         CODES        DAYS DELINQUENT BASED ON ORIGINAL NOTE TERMS                  COLLATERAL
              ----------------------------------------------------------------      DESCRIPTION
                 0-30            31-60            61-90             >90
        =====================================================================================================
           1  INDEX + 4        INDEX + 4        INDEX + 5        INDEX + 6        RESIDENTIAL 1-4
        -----------------------------------------------------------------------------------------------------
           7  INDEX + 4        INDEX + 5        INDEX + 7        INDEX + 8        RESIDENTIAL MOBILE HOME
        -----------------------------------------------------------------------------------------------------
           9  INDEX + 4        INDEX + 5        INDEX + 6        INDEX + 7        RESIDENTIAL MOBILE HOME &
                                                                                  LOT
        -----------------------------------------------------------------------------------------------------
          10  INDEX + 4        INDEX + 6        INDEX + 9        INDEX + 19       UNSECURED
        -----------------------------------------------------------------------------------------------------
          11  INDEX + 3        INDEX + 3        INDEX + 3        INDEX + 3        NEGOTIABLE INSTRUMENTS
        -----------------------------------------------------------------------------------------------------
          15  INDEX + 3        INDEX + 3        INDEX + 3        INDEX + 3        CASH VALUE - LIFE INSURANCE
        -----------------------------------------------------------------------------------------------------
          16  INDEX + 4        INDEX + 6        INDEX + 9        INDEX + 14       COSIGNER/GUARANTOR
        -----------------------------------------------------------------------------------------------------
          20  INDEX + 4        INDEX + 4        INDEX + 6        INDEX + 9        MECHANICS LIEN
        -----------------------------------------------------------------------------------------------------
          21  INDEX + 4        INDEX + 4        INDEX + 6        INDEX + 9        HOME IMPROVEMENT
        -----------------------------------------------------------------------------------------------------
          22  INDEX + 5        INDEX + 5        INDEX + 6        INDEX + 9        CONTRACT FOR DEED
        -----------------------------------------------------------------------------------------------------
          23  INDEX + 6        INDEX + 6        INDEX + 8        INDEX + 10       PROMISSORY NOTES/NOTES
                                                                                  RECEIVABLE
        -----------------------------------------------------------------------------------------------------
          30  INDEX + 6        INDEX + 6        INDEX + 9        INDEX + 14       ACCOUNTS
                                                                                  RECEIVABLE/INVENTORY
        -----------------------------------------------------------------------------------------------------
          31  INDEX + 4        INDEX + 6        INDEX + 9        INDEX + 14       CONSUMER GOODS
        -----------------------------------------------------------------------------------------------------
          32  INDEX + 4        INDEX + 4        INDEX + 6        INDEX + 9        VEHICLE
        -----------------------------------------------------------------------------------------------------
          33  INDEX + 4        INDEX + 4        INDEX + 6        INDEX + 9        AIRPLANE
        -----------------------------------------------------------------------------------------------------
          34  INDEX + 4        INDEX + 6        INDEX + 9        INDEX + 14       CROPS & LIVESTOCK
        -----------------------------------------------------------------------------------------------------
          35  INDEX + 4        INDEX + 6        INDEX + 9        INDEX + 14       BOATS OR SHIPS
        -----------------------------------------------------------------------------------------------------
          37  INDEX + 4        INDEX + 6        INDEX + 9        INDEX + 14       MISCELLANEOUS
        -----------------------------------------------------------------------------------------------------
          38  INDEX + 5        INDEX + 6        INDEX + 9        INDEX + 14       FURNITURE, FIXTURES,
                                                                                  EQUIPMENT
        -----------------------------------------------------------------------------------------------------
          45  INDEX + 6        INDEX + 8        INDEX + 11       INDEX + 15       LAND COMMERCIAL
        -----------------------------------------------------------------------------------------------------
          46  INDEX + 5        INDEX + 7        INDEX + 9        INDEX + 11       LAND - RESIDENTIAL
        -----------------------------------------------------------------------------------------------------
          47  INDEX + 5        INDEX + 7        INDEX + 9        INDEX + 11       LAND - AGRICULTURAL
        -----------------------------------------------------------------------------------------------------
          52  INDEX + 4        INDEX + 4        INDEX + 6        INDEX + 8        MULTIFAMILY DWELLING
        -----------------------------------------------------------------------------------------------------
          18  INDEX + 5        INDEX + 5        INDEX + 8        INDEX + 10       OFFICE
        -----------------------------------------------------------------------------------------------------
          19  INDEX + 5        INDEX + 5        INDEX + 8        INDEX + 10       OFFICE/WAREHOUSE
        -----------------------------------------------------------------------------------------------------

        -----------------------------------------------------------------------------------------------------
          24  INDEX + 5        INDEX + 5        INDEX + 7        INDEX + 9        RETAIL
        -----------------------------------------------------------------------------------------------------
          12  INDEX + 5        INDEX + 5        INDEX + 8        INDEX + 10       HOTEL/MOTEL
        -----------------------------------------------------------------------------------------------------
          13  INDEX + 5        INDEX + 6        INDEX + 9        INDEX + 12       SPECIALTY
        -----------------------------------------------------------------------------------------------------
          36  INDEX + 5        INDEX + 5        INDEX + 8        INDEX + 10       INDUSTRIAL/WAREHOUSE
        -----------------------------------------------------------------------------------------------------
          25  INDEX + 5        INDEX + 6        INDEX + 9        INDEX + 12       CONVALESCENT
        -----------------------------------------------------------------------------------------------------
          64  INDEX + 5        INDEX + 5        INDEX + 8        INDEX + 10       MIXED USE
        =====================================================================================================

         The Index Equals: The yields on actively traded government issues adjusted to constant maturity of three years quoted on a bond equivalent basis as published by the Federal Reserve Board in its H.15 Publication.

         A possible increase (adjustment) to the discount rates shown above is the Credit Risk Adjustment ("CRA"). The CRA applies only to loans less than 60 days delinquent. The CRA is an amount added to the discount rates shown above for purposes of increasing the discount factors used in the Net Present Value calculation.


Credit Risk Adjustment:                CRA Amount           Credit Risk Category
----------------------                 ----------           --------------------
Minimal Risk of Default                  0.0%                        1
Mild Risk of Default                     0.5%                        2
Moderate Risk of Default                 1.0%                        3
Significant Risk of Default              2.0%                        4
Other                            Variable up to 2.0%                 5

The "Other" category (shown above) will be applicable only to those assets with special circumstances and will be subject to the judgment of the Servicer and mutually agreed to by the Lender. In some instances, the variable may be negative. In other words, circumstances may dictate that the CRA should serve to reduce the risk in a particular Asset.

                                  EXHIBIT "C"


                                PERMITTED LIENS




                                      None

                                  EXHIBIT "D"

                               BORROWING REQUEST


Nomura Asset Capital Corporation
2 World Financial Center, Building B
New York, NY 10281-1198

         Re: Loan Agreement dated March 20, 1998 between you and FC PROPERTIES, LTD., (the "Loan Agreement")

Dear Sirs:

         We refer to the above Loan Agreement between Nomura Asset Capital Corporation ("LENDER") and FC PROPERTIES, LTD., as borrower ("BORROWER"). Terms defined in the Loan Agreement have the same meaning in this Borrowing Request. This represents Borrower's request to borrow $___________________ under the Loan Agreement on _____________, 19_______, from Lender.

         The Borrowing Request is one of the Borrowing Requests referred to in, and shall be interpreted in accordance with and subject to the conditions of, the Loan Agreement. Pursuant to the Loan Agreement, this Borrowing Request constitutes Company's request to have Lender finance, on the terms and conditions of the Loan Agreement, ______% of the Net Present Value of the Asset Portfolio, subject to Company's purchase of such Asset Portfolio, as such Asset Portfolio is more fully described in the Asset Portfolio Report which is attached hereto as ATTACHMENT I.

1.       DESCRIPTION OF ASSET PORTFOLIO:

A.                         ACQUISITION ID:
         -----------------                      ----------------------
B.       SELLER NAME:
                                                ----------------------
C.       SELLER PORTFOLIO:
                                                ----------------------
D.       ADVANCE/SETTLEMENT DATE:
                                                ----------------------
E.       NUMBER OF ASSETS:
                                                ----------------------
F.       TOTAL PRINCIPAL BALANCE OF ASSETS:
                                                ----------------------
G.       PURCHASE PRICE (%):
                                                ----------------------
H.       PURCHASE PRICE ($):
                                                ----------------------
I.       GENERAL CHARACTERISTICS OF ASSETS:
                                                ----------------------
J.       CASHFLOW PROJECTION ("ROLLUP," with
         detail attached):
                                                ----------------------
K.       COLLECTION FEE PERCENTAGE
            ON ASSET PORTFOLIO:
                                                ----------------------
L.       PROPOSED CAPITAL STRUCTURE:
                                                ----------------------
M.       ADVANCE PERCENTAGE:
                                                ----------------------
N.       SERVICER                               FirstCity Servicing Corporation

O.       ASSET THRESHOLD AMOUNT
                                                ----------------------

2.       WIRE INSTRUCTIONS:


         Attached hereto as ATTACHMENT II are complete payment and wiring instructions with respect to the purchase price of the Asset Portfolio to be paid to the Asset Seller.

3.       NO ADVERSE SELECTION:

         The Company represents to the Lender that it has not used any selection procedures which result in the Asset Portfolio being less desirable or valuable than other comparable pools of assets similar to the Assets.

4.       REPRESENTATIONS AND WARRANTIES:

         In delivering this Borrowing Request, the undersigned officer, to the best of such officer's knowledge, on behalf of Borrower, but not individually, certifies and confirms that (i) no Potential Default, Event of Default or Collateral Impairment Event has occurred and is continuing or will occur as a result of this proposed financing or Borrower's purchase of the loans, (ii) the Loan Agreement, the Security Documents and all related agreements are in full force and effect and constitute legal, valid and binding obligations of Borrower enforceable in accordance with their terms, subject to bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditor's rights generally and the effects, if any, of general principles of equity,
(iii) the representations and warranties in SECTION 5 of the Loan Agreement and the other Loan Papers are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except for any representation or warranty limited by its terms to a specific date and taking into account any amendments to the Schedules or Exhibits or waivers as a result of any disclosures made by Borrower to Lender after the Effective Date of the Initial Advance under the Loan Agreement and approved in writing by Lender; (iv) the amount of the Advance requested herein does not exceed the Maximum Advance Amount for the Asset Portfolio being acquired with the proceeds of the proposed Advance; (v) the purchase of the Asset Portfolio has been underwritten by Borrower in accordance with Borrower's established underwriting requirements; (vi) the Assets included in the Asset Portfolio being financed with the Advance are of a type previously financed by Borrower, or an Affiliate of Borrower, with Lender or, if not, are assets which have been specifically approved by Lender for inclusion in the Asset Portfolio;
(vii) all other conditions to the making of the Advance requested under the Loan Agreement will be satisfied as of the applicable Effective Date; and
(viii) on the Effective Date of the requested Advance Borrower will possess the originals of the promissory notes (or Lost Notes Affidavits, with copies of each Lost Note) and mortgages evidencing the Collateral Loans included in the Asset Portfolio being acquired with this Advance and Borrower will deliver such promissory notes, mortgages and other Collateral loan documents to the Collateral Custodian within the time periods set forth in the Loan Agreement.

5.       ADDITIONAL DOCUMENTATION:

         Submitted with the Borrowing Request or prior hereto are the following documents:

         a.      Offering materials of the Seller;

         b. Form of purchase agreement with Seller, to be followed by executed copy;
         c.      Letter from Asset Seller confirming sale to Borrower;

         d. UCC-1 executed by Company for county and state filings with asset schedule attached; and

         e.      FirstCity due diligence materials.

         f. A Trial Balance for the Asset Portfolio setting forth for each Asset, the Allocated Purchase Price and any Permitted Prior Liens.

6.       INFORMATION ON DISKETTE:

         Submitted with the Advance Request is an electromagnetic disk or hard copy (whichever the Seller provides) containing the information set forth as "monthly data request" in the Loan Agreement, to the extent available, with respect to each asset (or Asset Seller's due diligence information or electromagnetic disk with respect to the purchased assets).

Date:                         ,
     -------------------------  -----

                                        FC PROPERTIES, LTD.,
                                        as Borrower

                                        By: FC ASSETS CORP.,
                                            as general partner


                                            By:
                                               ------------------------------
                                               James C. Holmes,
                                               Senior Vice President



Approved and Accepted by Lender on this     day of                  ,         .
                                        ---        -----------------  --------


                                        NOMURA ASSET CAPITAL CORPORATION



                                        By:
                                           ----------------------------------
                                           Name:
                                                -----------------------------
                                           Title:
                                                 ----------------------------

                                  EXHIBIT "E"


                           AFFILIATE LOAN AGREEMENTS

1. Revolving Credit Loan Agreement dated February 27, 1998, by and among FH Partners, L.P., and Nomura Assets Capital Corporation, providing for extensions of credit on a revolving basis up to a maximum outstanding principal amount of $100,000,000.

                                 SCHEDULE 5.09

                              Material Agreements


(1)      Each Partnership Agreement forming each REO Affiliate.

(2)      Each Purchase and Sale Agreement related to each Owned Asset
         Portfolio.

                                 SCHEDULE 5.10


                                   Litigation


                                      None

                                 SCHEDULE 7.16

                         Locations of Books and Records


FIRSTCITY SERVICING CORPORATION
P.O. Box 8216
Waco, Texas 76714-8216
6400 Imperial Drive
Waco, Texas 76712
(254) 751-1750
(800) 247-4274
(254) 751-1757 (FAX)


FIRSTCITY SERVICING CORPORATION
P.O. Box 105
Houston, Texas 77001
1021 Main Street, Suite 2625
Houston, Texas 77002
(713) 652-1810
(713) 652-1812 (FAX)


FIRSTCITY SERVICING CORPORATION
577-A Southlake Blvd.
Southport Office Park
Richmond, Virginia 23236
(804) 378-7080
(804) 378-7088 (FAX)

FIRSTCITY SERVICING CORPORATION
625 Ridge Pike
Building A, Suite 103
Conshohocken, Pennsylvania 19428
(610) 825-3762
(610) 825-3798 (FAX)

FIRSTCITY SERVICING CORPORATION
38 Pond Street
Suite 105
Franklin, MA. 02038
(508) 528-0116
(800) 925-0116
(508) 520-4713 (FAX)

FIRSTCITY SERVICING CORPORATION
4711 Rupp Dr.
Suite 209
Ft. Wayne, Indiana 46815
(219) 484-5245
(219) 482-2439 (FAX)